SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

AGILENT TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Agilent Technologies, Inc.
395 Page Mill Road
Palo Alto, California 94306

Edward W. Barnholt
Chairman of the Board, President and
Chief Executive Officer

To our Stockholders:

      I am pleased to invite you to attend the annual meeting of stockholders of Agilent Technologies, Inc. (“Agilent”) to be held on Tuesday, March 4, 2003, at 10 a.m. at the South San Francisco Conference Center located at 225 South Airport Boulevard, South San Francisco, California (U.S.A.). Details regarding admission to the annual meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

      As we did last year, this year, as a cost-saving measure, we are combining our Proxy Statement, Annual Report and Annual Report Financial Statements into a single document. Also enclosed in this package is a proxy card for you to record your vote and a return envelope for your proxy card.

      If you are unable to attend the annual meeting in person, you may participate through the web or by telephone. To participate in the live webcast, log on at www.investor.agilent.com and select “Company Presentations”. To listen by telephone, please call 1-800-289-0468. The webcast will begin at 10 a.m. and will remain on the company website for 28 days. You cannot record your vote on this website or at this phone number.

      Your vote is important. Whether or not you plan to attend the annual meeting, I hope that you will vote as soon as possible. You may vote on the Internet, by telephone or by completing and mailing the enclosed proxy card. Voting over the Internet, by phone or by written proxy will ensure your representation at the annual meeting, if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

      Thank you for your ongoing support of, and continued interest in, Agilent.

Sincerely,

Notice of Annual Meeting of Stockholders
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
Q: Why am I receiving these materials?
Q: What information is contained in these materials?
Q: What proposals will be voted on at the annual meeting?
Q: What is Agilent’s voting recommendation?
Q: What shares owned by me can be voted?
Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Q: How can I vote my shares in person at the annual meeting?
Q: How can I vote my shares without attending the annual meeting?
Q: Can I change my vote?
Q: How are votes counted?
Q: What is the voting requirement toapprove each of the proposals?
Q: What does it mean if I receive more than one proxy or voting instruction card?
Q: How can I obtain an admission ticket for the annual meeting?
Q: Where can I find the voting results of the annual meeting?
BOARD STRUCTURE AND COMPENSATION
DIRECTOR COMPENSATION ARRANGEMENTS AND STOCK OWNERSHIP GUIDELINES
PROPOSALS TO BE VOTED ON
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT ACCOUNTANTS
PROPOSAL NO. 3 AMENDMENT OF THE AGILENT TECHNOLOGIES, INC. 1999 STOCK PLAN (THE “STOCK PLAN”)
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BENEFICIAL OWNERSHIP TABLE
Section 16(a) Beneficial Ownership Reporting Compliance
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Pension Plans
ESTIMATED ANNUAL RETIREMENT BENEFITS
Secured Relocation-Related Loan to Executive Officer
Change of Control Arrangements
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT AND FINANCE COMMITTEE REPORT
STOCK PRICE PERFORMANCE GRAPH
ADDITIONAL QUESTIONS AND INFORMATION REGARDING THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS
Q:What happens if additional proposals are presented at the annual meeting?
Q:What class of shares is entitled to be voted?
Q:What is the quorum requirement for the annual meeting?
Q:Who will count the vote?
Q:Is my vote confidential?
Q:Who will bear the cost of soliciting votes for the annual meeting?
Q:May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?
Q:How do I obtain a separate set of voting materials if I share an address with other stockholders?
Q:If I share an address with other stockholders of Agilent, how can we get only one set of voting materials for future meetings?
APPENDIX A
APPENDIX B
APPENDIX C

2003 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

AGILENT TECHNOLOGIES, INC.

395 Page Mill Road

Palo Alto, California 94306
(650) 752-5000

Notice of Annual Meeting of Stockholders

TIME	10:00 a.m. on Tuesday, March 4, 2003

PLACE	South San Francisco Conference Center South San Francisco, California (U.S.A.)

ITEMS OF BUSINESS	(1) To elect directors to a 3-year term.
(2) To ratify the appointment of PricewaterhouseCoopers LLP as Agilent’s independent accountants.
(3) To amend the Agilent Technologies, Inc. 1999 Stock Option Plan (the “Stock Plan”) to permit the exchange of options issued under the Stock Plan having an exercise price greater than $25.00 for a lesser number of new options to be granted at least six months and one day from the cancellation of the surrendered options.
(4) To consider such other business as may properly come before the annual meeting.

RECORD DATE	You are entitled to vote at the annual meeting and at any adjournments thereof if you were a stockholder at the close of business on Monday, January 6, 2003.

ANNUAL MEETING ADMISSION	Two cut-out admission tickets are included on the back cover of this combined document. Please contact Agilent’s Corporate Secretary at Agilent’s corporate headquarters if you need additional tickets. The annual meeting will begin promptly at 10 a.m. In order to avoid any disruption for those in attendance, late comers will not be seated.

VOTING BY PROXY	Please submit a proxy as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card.

By Order of the Board

D. CRAIG NORDLUND
Senior Vice President, General Counsel and Secretary

This proxy statement and accompanying proxy card are being distributed on or about

January 15, 2003.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	Agilent’s Board of Directors (the “Board”) is providing these proxy materials for you in connection with Agilent’s annual meeting of stockholders, which will take place on March 4, 2003. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Agilent’s 2002 Annual Report and audited financials statements, proxy card and return envelope are also enclosed.

Q:	What proposals will be voted on at the annual meeting?

A:	There are three proposals scheduled to be voted on at the annual meeting:

•	the election of directors for a 3-year term;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as Agilent’s independent accountants; and

•	the approval of an amendment to the Stock Plan to permit the exchange of options issued under the Stock Plan having an exercise price greater than $25.00 for a lesser number of new options to be granted at least six months and one day from the cancellation of the surrendered options (the “Option Exchange Program”).

Q:	What is Agilent’s voting recommendation?

A:	Agilent’s Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Agilent’s independent accountants and “FOR” the approval of the Option Exchange Program.

Q:	What shares owned by me can be voted?

A:	All shares owned by you as of the close of business on January 6, 2003 (the “Record Date”) may be voted by you. You may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are: (1) held directly in your name as the stockholder of record, including shares purchased through Agilent Technologies, Inc. 1999 Stock Plan (“Stock Plan”) and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee or shares purchased through Agilent Technologies, Inc. 401(k) Plan (“401(k) Plan”).

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most stockholders of Agilent hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with Agilent’s transfer agent, Computershare Investor Services, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Agilent. As the stockholder of record, you have the right to grant your voting proxy directly to Agilent or to vote in person at the annual meeting. Agilent has enclosed a proxy card for you to use. You may also vote by Internet or by telephone as described below under “How can I vote my shares without attending the annual meeting?”

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares. You may also vote by Internet or by telephone as described below under “How can I vote my shares without attending the annual meeting?”

Q:	How can I vote my shares in person at the annual meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the annual meeting, Agilent recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	How can I vote my shares without attending the annual meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the annual meeting by Internet, telephone or completing and mailing your proxy card or voting instruction card in the enclosed pre-paid envelope. Please refer to the enclosed materials for details.

Q:	Can I change my vote?

A:	You may change your proxy instructions at any time prior to the vote at the annual meeting. You may accomplish this by entering a new vote by Internet or telephone or by granting a new proxy card or new voting instruction card bearing a later date (which automatically revokes the earlier proxy instructions) or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the ratification of PricewaterhouseCoopers LLP and the approval of the Stock Plan amendment to permit the Option Exchange Program, you may vote “FOR”, “AGAINST” or “ABSTAIN”. If you “ABSTAIN”, it has the same effect as a vote “AGAINST”. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. Any undirected shares that you hold in the 401(k) Plan will be voted in proportion to the way the other 401(k) Plan stockholders vote their 401(k) Plan shares.

Q:	What is the voting requirement to approve each of the proposals?

A:	In the election for directors, the two persons receiving the highest number of “FOR” votes will be elected. The auditors proposal and the proposal to amend the Stock Plan to permit the Option Exchange Program require the affirmative “FOR” vote of a majority of those shares present and entitled to vote. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes, as described in “What is the quorum requirement for the annual meeting?” in the section entitled “Additional

Questions and Information Regarding the Annual Meeting and Stockholder Proposals” herein. In tabulating the voting result for any particular proposal, shares, which constitute broker non-votes, are not considered entitled to vote.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	How can I obtain an admission ticket for the annual meeting?

A:	Two cut-out admission tickets are included on the back of this combined document. A limited number of tickets are available for additional joint owners. To request additional tickets, please contact Agilent’s Corporate Secretary at Agilent’s corporate headquarters. If you forget to bring an admission ticket, you will be admitted to the annual meeting only if you are listed as a stockholder of record as of January 6, 2003, and bring proof of identification. If you hold your shares through a stock broker or other nominee and fail to bring an admission ticket, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of January 6, 2003.

Q:	Where can I find the voting results of the annual meeting?

A:	Agilent will announce preliminary voting results at the annual meeting and publish final results in Agilent’s quarterly report on Form 10-Q for the second quarter of fiscal 2003.

BOARD STRUCTURE AND COMPENSATION

      The Board is divided into three classes serving staggered three-year terms. The Board has 8 directors and the following 4 committees: (1) Audit and Finance, (2) Compensation, (3) Nominating/ Corporate Governance and (4) Executive. The membership during the 2002 fiscal year and the function of each committee are described below. During the 2002 fiscal year, the Board held 11 meetings. The Audit and Finance, Nominating/ Corporate Governance, Compensation and Executive Committees held 7, 2, 7 and 6 meetings, respectively, during the 2002 fiscal year. Each director attended at least 75% of all Board and applicable committee meetings.

Name of Director	Audit and Finance		Compensation		Nominating		Executive

Non-Employee Directors:

Gerald Grinstein[1]			X		X	*	X	*

James G. Cullen[2]			X		X

Thomas E. Everhart[3]	X				X

Robert J. Herbold[4]	X				X

Walter B. Hewlett[5]	X				X

Heidi Kunz[6]	X	*			X

David M. Lawrence, M.D.[7]			X	*	X

A. Barry Rand[8]			X		X

Employee Directors:

Edward W. Barnholt[9]							X

X = Committee member; * = Chairperson

(1)	Mr. Grinstein has served as a director and Chairman of the Board since August 1999. Mr. Grinstein has indicated that he intends to retire from the Board in accordance with age guidelines for Board membership when his term expires at this year’s annual meeting. Accordingly, he will not stand for re-election. In November 2002, in anticipation of Mr. Grinstein’s planned retirement, Mr. Barnholt succeeded Mr. Grinstein as Chairman of the Board and Mr. Grinstein was appointed Lead Director. After he retires, he will be succeeded by Dr. Lawrence as the Lead Director.

(2)	Mr. Cullen has served as a director since April 2000.

(3)	Dr. Everhart served as a director from July 1999 to February 2002.

(4)	Mr. Herbold has served as a director since June 2000.

(5)	Mr. Hewlett has served as a director since July 1999.

(6)	Ms. Kunz has served as a director since February 2000.

(7)	Dr. Lawrence has served as a director since July 1999. Upon Mr. Grinstein’s retirement from the Board, Dr. Lawrence will also serve as the Lead Director.

(8)	Mr. Rand has served as a director since November 2000.

(9)	Mr. Barnholt has served as a director since May 1999 and Chairman of the Board since November 2002.

Audit and Finance Committee

The Audit and Finance Committee is responsible for the oversight of the quality and integrity of Agilent’s financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent accountants, the performance of its internal audit function and independent accountants and significant financial matters. In discharging its duties, the Audit and Finance Committee is expected to:

•	have the sole authority to select, compensate, oversee, evaluate and replace the independent accountants;

•	review and approve the scope of the annual internal and external audit;

•	review and pre-approve the engagement of Agilent’s independent accountants to perform audit and non-audit services and the related fees;

•	meet independently with Agilent’s internal auditing staff, independent accountants and senior management;

•	review the integrity of the company’s financial reporting process;

•	review the company’s financial statements and disclosures and U.S. Securities & Exchange Commission filings;

•	review funding and investment policies, implementation of funding policies and investment performance of Agilent’s benefit plans;

•	monitor compliance with the company’s standards of business conduct; and

•	review disclosures from Agilent’s independent accountants regarding Independence Standards Board Standard No. 1.

Compensation Committee

The Compensation Committee reviews the performance of Agilent’s elected officers and other key employees and determines, approves and reports to the Board on the elements of their compensation, including total cash compensation and long-term equity based incentives. In addition, the Compensation Committee:

•	approves and monitors Agilent’s benefit plan offerings;

•	supervises and oversees the administration of Agilent’s incentive compensation, variable pay and stock programs;

•	recommends to the Board the annual retainer fee as well as other compensation for non-employee directors; and

•	has sole authority to retain and terminate executive compensation consultants.

Nominating/ Corporate Governance Committee

The charter of the Nominating/ Corporate Governance Committee is to propose a slate of directors for election by Agilent’s stockholders at each annual meeting and to appoint candidates to fill any vacancies on the Board. It is also responsible for approving management succession plans, addressing the Board’s organizational issues and developing and reviewing corporate governance principles applicable to Agilent. During fiscal year 2002, the Nominating/ Corporate Governance Committee met twice. The Nominating/ Corporate Governance Committee will consider nominees recommended by security holders provided such recommendations are made in accordance with the procedures described in this proxy statement under “Additional Questions and Information Regarding the Annual Meeting and Stockholder Proposals.”

Executive Committee

The Executive Committee meets or takes written action when the Board is not otherwise meeting. The Committee has full authority to act on behalf of the Board, except that it cannot amend Agilent’s Bylaws, recommend any action that requires the approval of the stockholders, fill vacancies on the Board or any Board committee, fix director compensation, amend or repeal any non-amendable or non-repealable resolution of the Board, declare a distribution to the stockholders except at rates determined by the Board, appoint other committees, or take any action not permitted under Delaware law to be delegated to a committee.

Statement on Corporate Governance

Agilent has had formal corporate governance standards in place since the company’s inception in 1999. We have reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), the proposed rules of the U.S. Securities & Exchange Commission and the proposed new listing standards of the New York Stock Exchange regarding corporate governance policies and processes. We believe that our current standards already meet most of the proposed requirements. In anticipation of the adoption of these rule changes, we have amended the charters of our Compensation Committee and our Audit and Finance Committee to voluntarily implement certain of the proposed rules and standards. Agilent and the Board and its committees will further amend, to the extent necessary, its standards and charters once final rules have been adopted. You can access the latest standards and charters of Agilent and the Board and its committees in the “Corporate Governance” section of www.investor.agilent.com or by writing to us at Agilent Technologies, Inc., 395 Page Mill Road, Palo Alto, California 94306, Attention: Investor Relations.

DIRECTOR COMPENSATION ARRANGEMENTS AND STOCK OWNERSHIP GUIDELINES

Director Compensation Arrangements

      The following table provides information on Agilent’s compensation and reimbursement practices during the fiscal year ended October 31, 2002 for non-employee directors. Directors who are employed by Agilent do not receive any compensation for their Board activities.

COMPENSATION TABLE FOR THE 2002 FISCAL YEAR

Annual Director Retainer[1,2]	$90,000

Annual Retainer for Non-Employee Board Chairman[2]	$360,000

Minimum Percentage of Annual Retainer to be Paid in Agilent Stock Options[3]	75%

Additional Retainer for Committee Chairs	$5,000

(1)	All directors served the entire 2002 fiscal year, except for Mr. Everhart who served until February 22, 2002.

(2)	Given that many employees were asked to take a 10% reduction in salary during fiscal year 2002, the non-employee directors also elected to take a 10% reduction in their retainers for the fiscal year 2002. The adjusted amount is shown. It is anticipated that the retainers will be restored to prior levels in fiscal 2003.

(3)	Stock options were valued using the Present Value of Expected Gain (PVEG) methodology. Initial grants are made at the time of a director’s election to the Board and cover the period extending through February 28 of the following year. Annual retainer grants are made on or shortly following Agilent’s annual stockholders’ meeting.

      Currently, Agilent’s practice is to grant a one-time stock option valued at $250,000 to all new directors when they join the Board. No new members joined the board during the fiscal year ended October 31, 2002.

Stock Ownership Guidelines

      Agilent’s stock ownership guidelines require each director to own a minimum of 2,000 shares of Agilent stock.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      Agilent’s Board is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires.

      The terms for three directors will expire at this 2003 annual meeting. However, Mr. Grinstein has indicated his intention to retire from the Board in accordance with the age guidelines for Board membership at the end of his term, and accordingly, he will not stand for re-election. Votes cannot be cast and proxies cannot be voted other than for the two nominees named below. Directors elected at the 2003 annual meeting will hold office for a three-year term expiring at the annual meeting in 2006 (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). All of the nominees are currently directors of Agilent. There are no family relationships among Agilent’s executive officers and directors.

Nominees for Three-Year Terms That Will Expire in 2006

Edward W. Barnholt Age 59	Mr. Barnholt has served as Agilent’s President and Chief Executive Officer and as a director since May 1999 and also as Chairman of the Board since November 2002. Before being named Agilent’s Chief Executive Officer, Mr. Barnholt served as Executive Vice President and General Manager of Hewlett-Packard Company’s Measurement Organization from 1998 to 1999, which included the business organizations that have become Agilent. From 1990 to 1998, he served as General Manager of Hewlett-Packard Company’s Test and Measurement Organization. He was elected a Senior Vice President of Hewlett-Packard Company in 1993 and an Executive Vice President in 1996. He is a director of KLA-Tencor Corporation.

Robert J. Herbold Age 60	Mr. Herbold has been a director of Agilent since June 2000. He was an Executive Vice President and Chief Operating Officer of Microsoft Corporation from 1994 to April 2001 and currently serves as an Executive Vice President (part-time) of Microsoft Corporation. Prior to joining Microsoft, Mr. Herbold was a Senior Vice President at The Procter & Gamble Company from 1990 to 1994. Mr. Herbold is a director of Weyerhaeuser Corp. and Cintas Corp. He is the Managing Director of the consulting firm Herbold Group, LLC.

Agilent’s Board recommends a vote FOR the election to the Board of each of the foregoing nominees.

      Agilent’s directors listed below whose terms are not expiring this year will continue in office for the remainder of their terms or earlier in accordance with Agilent’s Bylaws. Information regarding the business experience of each of such directors is provided below.

Directors Whose Terms Will Expire in 2004

James G. Cullen Age 60	Mr. Cullen has served as a director since April 2000. Mr. Cullen was President and Chief Operating Officer of Bell Atlantic from 1997 to June 2000 and a member of the office of chairman from 1993 to June 2001. Prior to this appointment, Mr. Cullen was a

President and Chief Executive Officer of the Telecom Group of Bell Atlantic from 1995 to 1997. Prior to the creation of Bell Atlantic on January 1, 1984, Mr. Cullen held management positions with New Jersey Bell from 1966 to 1981 and AT&T from 1981 to 1983. Mr. Cullen is a member of the board of directors of Johnson & Johnson, Prudential Insurance Company and Quantum Bridge Communications.

Walter B. Hewlett Age 58	Mr. Hewlett has served as a director since July 1999. Mr. Hewlett is an independent software developer involved with computer applications in the humanities. He participated in the formation of Vermont Telephone Company of Springfield, Vermont in 1994 and currently serves as its Chairman. Mr. Hewlett founded the Center for Computer Assisted Research in the Humanities in 1984, for which he serves as a director. He has been a trustee of The William and Flora Hewlett Foundation since its founding in 1966 and currently serves as its Chairman. In 1997, Mr. Hewlett was elected to the Board of Overseers of Harvard University. Mr. Hewlett has served as a director of the Public Policy Institute of California since 1998.

Directors Whose Terms Will Expire in 2005

Heidi Kunz Age 48	Ms. Kunz has been a director of Agilent since February 2000. Ms. Kunz has served as an Executive Vice President and the Chief Financial Officer of Gap, Inc. since 1999. Prior to assuming her current position, Ms. Kunz served as the Chief Financial Officer of ITT Industries, Inc. from 1995 to 1999. From 1979 to 1995, Ms. Kunz held senior financial management positions at General Motors Corporation, including Vice President and Treasurer.

David M. Lawrence, M.D. Age 62	Dr. Lawrence has been a director of Agilent since July 1999. Dr. Lawrence has been Chairman Emeritus of Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals since May 2002. He served as Chairman of the Board from 1992 to May 2002 and Chief Executive Officer from 1991 to May 2002 of Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals. He held a number of management positions with these organizations prior to assuming these positions, including Vice Chairman of the Board and Chief Operating Officer. Dr. Lawrence is a director of Pacific Gas and Electric Company and Raffles Medical Group, Inc.

A. Barry Rand Age 58	Mr. Rand has been a director of Agilent since November 2000. He was the Chairman and Chief Executive Officer of Avis Group Holdings, Inc. from November 1999 to March 2001. Prior to joining Avis Group, Mr. Rand was Executive Vice President for Worldwide Operations at Xerox Corporation from 1995 to 1999. Mr. Rand is Chairman Emeritus of Avis Group and is a director of Abbott Laboratories and AT&T Wireless.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

      The Audit and Finance Committee of the Board has appointed PricewaterhouseCoopers LLP as Agilent’s independent accountants to audit its consolidated financial statements for the 2003 fiscal year. During the 2002 fiscal year, PricewaterhouseCoopers LLP served as Agilent’s independent accountants and also provided certain tax and other non-audit services. Although Agilent is not required to seek stockholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit and Finance Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

      Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

Agilent’s Board recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Agilent’s independent accountants.

PROPOSAL NO. 3

      AMENDMENT OF THE AGILENT TECHNOLOGIES, INC. 1999 STOCK PLAN (THE “STOCK PLAN”) TO PERMIT THE EXCHANGE OF OPTIONS ISSUED UNDER THE STOCK PLAN HAVING AN EXERCISE PRICE GREATER THAN $25.00 FOR A LESSER NUMBER OF NEW OPTIONS TO BE GRANTED AT LEAST SIX MONTHS AND ONE DAY FROM THE CANCELLATION OF THE SURRENDERED OPTIONS (THE “OPTION EXCHANGE PROGRAM”).

      After careful consideration, our Board of Directors has determined that it would be in the best interests of Agilent and our stockholders to amend the Stock Plan to permit the Option Exchange Program. Under the Option Exchange Program, eligible employees, other than our directors, Named Executive Officers and other Section 16 officers, will be offered the one-time opportunity to exchange their stock options that have an exercise price greater than $25.00 for a lesser number of options to be issued at least six months and one day from the date the surrendered options are cancelled. The new options would have an exercise price equal to the fair market value (the average of the high and low sales price as quoted in The Wall Street Journal) (“FMV”) of our common stock on the date of the new grant. The text of the Stock Plan amendment is attached as Appendix A. This approval requires the affirmative vote of a majority of the outstanding shares present in person or represented by proxy and entitled to vote at our annual meeting.

      Stock options are intended to encourage our employees to act as owners, which helps align their interests with those of stockholders. The objective of our Stock Plan is to encourage ownership in Agilent by key personnel whose long-term employment is considered essential to Agilent’s continued progress and thereby encourage recipients to act in the stockholders’ interest and share in Agilent’s success.

      Like many other companies in the technology industry, our stock price experienced a steep increase in the year 2000, at a time when Agilent was a new company. And like other companies in our industry, our stock price declined in 2001 and 2002, during the overall stock market downturn. Unfortunately, sustained adverse economic conditions have had a negative effect on the entire technology sector, including markets in which Agilent operates. As a result of the extreme volatility in the stock market and our stock price, approximately 70% of our stock options had exercise prices significantly higher than the current stock price as of January 6, 2003.

      This means that the majority of our stock options no longer are effective as incentives to motivate and retain employees. Although these stock options are not likely to be exercised as long as Agilent’s stock price is lower than the applicable exercise price, they will remain on Agilent’s books with the potential to dilute stockholders’ interests for up to ten years from the grant date unless they are cancelled.

      As a company, we have had to take steps to reduce expenses and scale back operations in response to a decreased demand for our products and services. These steps have included reducing our workforce, implementing a hiring freeze, instituting temporary pay reductions, cutting back significantly on our use of temporary workers and reducing discretionary spending. As of October 31, 2002, we had reduced our workforce by approximately 8,000 people as a result of these restructuring activities.

      The Option Exchange Program would provide an opportunity to motivate our remaining workforce to achieve future growth. By realigning the exercise prices of previously-granted stock options with the current value of our common stock, in a manner that is intended to be economically neutral to stockholders based on the exchange ratios set out below, we believe that the Stock Plan will again become an important tool to help motivate our employees to continue to create stockholder value.

STOCK OPTION EXCHANGE PROGRAM

      Under the proposed Option Exchange Program, participating employees would surrender unexercised options they currently hold with an exercise price greater than $25.00 per share and in return receive new stock option grants to purchase fewer shares, in accordance with a specified exchange ratio. Optionees who are Agilent employees in a country in which the program is offered on the date that the Option Exchange Program is commenced would be eligible to elect to participate, and would need to have been continuously employed and remain Agilent employees on the date of the new grant to receive new options. The new options would have an exercise price equal to the FMV of our common stock on the new option grant date. The ratios of surrendered options to replacement options would vary from 1.5 to 1, to 4 to 1, depending upon the exercise price of the surrendered options.

      We have structured the Option Exchange Program to strike a balance between stockholder and employee interests and it was designed to create a value neutral exchange. The Option Exchange Program would be beneficial to stockholders by canceling a larger number of outstanding options and issuing fewer options in their place. In addition, by conducting this exchange rather than granting new options to supplement the underwater options, we are avoiding potential additional dilution to our stockholders’ interests.

      If 100% of eligible options were to be exchanged and new grants made in accordance with the exchange ratios set out below, the number of shares underlying options outstanding would be reduced by approximately 20 million shares, or 23% of all outstanding options.

Background

      The Stock Plan allows Agilent to grant options, stock appreciation rights and stock awards to regular employees. Stock options encourage our employees to act as owners, which helps align their interests with those of stockholders.

      As of November 30, 2002, there were 72,142,662 shares underlying options outstanding under our Stock Plan and 39,541,126 shares available for grant (not including options converted from Hewlett-Packard Company which are ineligible for exchange). Of the outstanding options, as of November 30, 2002, options to purchase 47,483,800 shares of common stock would be eligible for exchange under the proposed Option Exchange Program. The market value of the common stock underlying the options eligible for exchange was $947,776,648 as of January 6, 2003 based upon the closing price as reported in The Wall Street Journal for that date.

Exercise Price of	Number of Shares		Weighted Average
Eligible Employee	Underlying Options as	Weighted Average	Remaining Life of
Grants	of Nov. 30, 2002	Exercise Price	Option

$25.01 to $39.99	32,576,932	$32.06	8.2 years
$40.00 to $69.99	4,594,783	$51.38	7.6 years
$70.00 to $89.99	10,081,050	$77.58	7.2 years
$90.00 and above	231,035	$116.22	7.2 years

Total Number of Shares Underlying Options Eligible for Exchange	47,483,800

Details of the Option Exchange Program

Implementing the Stock Option Exchange Program

      The Agilent Board of Directors authorized the Option Exchange Program in November 2002, upon the recommendation of its Compensation Committee and subject to stockholder approval of the amendment to the Stock Plan. If this proposal is approved, this one-time offer to exchange options may commence at any time after the annual meeting at the discretion of Agilent’s Compensation Committee.

      If you approve the Stock Plan amendment and the Option Exchange Program commences, eligible employees will be offered the opportunity to participate in the Option Exchange Program under an Offer of Exchange to be filed with the SEC and distributed to all eligible employees. Employees will be given at least twenty (20) business days in which to accept the offer of the new options in exchange for the surrender of their eligible options. The surrendered options will be cancelled on the first business day following this election period. The new options will be granted no earlier than six months and one day following the cancellation of the old options.

Eligibility

      If implemented, the Option Exchange Program will be open to all Agilent employees who hold options, worldwide, where feasible and practical under local regulations as determined by Agilent. The Option Exchange Program will not be available to our Board of Directors, Named Executive Officers and other Section 16 officers. The program also will not be available to any former employees or to retirees. An employee who tenders his or her options for exchange must also have been continuously employed with Agilent and be an eligible employee on the date of the new grant in order to receive the new options. If an optionee is no longer an Agilent employee for any reason, including layoff, termination, voluntary resignation, death or disability, on the date that the Option Exchange Program commences, that optionee cannot participate in the program. If an optionee is no longer an Agilent employee for any reason on the date that the new grants are made, even if he or she had elected to participate and had tendered his or her options for exchange, that individual would not receive a new grant and the tendered options would be forfeited. Options that are not vested at termination of employment cannot be exercised and will be forfeited. Voting in favor of this proposal at the Annual Meeting does not constitute an election to participate in the Option Exchange Program.

Exchange Ratios

      The exchange ratios for the Option Exchange Program — how many current options an employee must surrender in order to receive one new option — were determined in a manner intended to minimize stockholder dilution. New option grants calculated according to the exchange ratios will be rounded down to the nearest whole share on a grant-by-grant basis.

Options will not be issued for fractional shares. The ratios set out below were established based on the Agilent stock price at the beginning of January 2003, after consultation with independent third-party experts on stock plans and stockholder proposals.

Exchange Ratio
Exercise Price Range	[Cancelled to New]

$25.01 to $39.99	1.5 to 1
$40.00 to $69.99	2.0 to 1
$70.00 to $89.99	2.5 to 1
$90.00 and above	4.0 to 1

      Options tendered that have been granted within the six months prior to the commencement of the exchange offer would be replaced at a 1 to 1 exchange ratio and would vest in accordance with the vesting schedule of options they are replacing.

Election to Participate

      Under the Option Exchange Program, eligible employees may make a one-time election to cancel grants of stock options that have an exercise price higher than $25.00 and exchange them for new options in accordance with the exchange ratios set out above.

      Participation in the Option Exchange Program will be voluntary. Options granted prior to the six months preceding the exchange offer may be cancelled at the employee’s discretion on a grant-by-grant basis. Once an employee elects to participate, however, he or she must also surrender any options granted to such employee in the six months preceding the commencement of the exchange offer. This six-month rule is necessary in order to avoid unfavorable accounting treatment for Agilent.

Exercise Price of New Options

      All new options will be granted with an exercise price equal to the FMV of our common stock on the date of the new grant.

Vesting of New Options

      Except in certain countries outside of the United States as determined by Agilent, the replacement options will vest 50% each year over two years, dependent upon continued employment with Agilent, as two years is the average vesting time remaining for most of our outstanding options. This means that all replacement options would be completely unvested at the time of the new grant, regardless of whether the options exchanged were partially or wholly vested. As described above, however, any replacement options given in exchange for options granted in the six months prior to the commencement of the Option Exchange Program vest in accordance with the vesting schedule of the options they are replacing.

      Employees will have the choice to exercise their new options at any time after they have vested. Options will only vest if the optionee remains an Agilent employee and may only be exercised by an Agilent employee. Options that are not vested at termination of employment cannot be exercised and will be forfeited. Except as described above, the new options will be completely unvested on the date of grant, regardless of whether the surrendered options were partially or completely vested.

Term of New Options

      The term of an option is the length of time during which it may be exercised. Except in certain countries outside of the United States as determined by Agilent, under the Option Exchange Program, each new option will have a term equal to the remaining term of the surrendered option it replaces. This ensures that the employees who participate in the exchange offer will not derive any additional benefit from an elongated term in which to exercise. For example, our typical option term is ten years. An employee who surrenders a grant received on May 17, 2000 with a ten-year term extending until May 16, 2010 would receive a replacement option with a term that also ends on May 16, 2010.

Other Conditions of New Options

      The other terms and conditions of the new options will be set forth in an option agreement to be entered into as of the new grant date, and will be governed by the Stock Plan. Replacement options will be non-qualified options under U.S. tax laws, regardless of whether the options tendered for exchange are incentive stock options. The shares of common stock for which the new options will be exercisable have already been registered with the SEC as part of our Stock Plan registrations.

Stock Appreciation Rights

      We grant stock appreciation rights (SARs) in those countries where the grant of stock options is either illegal or impractical. These SARs will be eligible for the Option Exchange Program on essentially the same terms and conditions as described above for stock options. SAR holders who tender their SARs will receive new SARs in the same proportion as option holders receive new options, as outlined in the exchange ratio table above.

Accounting Treatment

      We have structured the program to comply with current Financial Accounting Standards Board guidelines so that Agilent will receive the same accounting treatment for the new options as it does for its current options. In other words, the program has been designed so that we will not be subject to accounting compensation charges against our earnings from the new options.

U.S. Federal Income Tax Consequences

      The exchange of options should be treated as a non-taxable exchange and Agilent and our employees should recognize no income for U.S. federal income tax purposes upon the grant of the new options. All new options granted under the Option Exchange Program will be non-qualified stock options for U.S. federal income tax purposes.

Potential Modification to Terms to Comply with Governmental Requirements

      The terms of the Option Exchange Program will be described in a Tender Offer Statement that will be filed with the SEC. Although we do not anticipate that the SEC would require us to modify the terms materially, it is possible that we will need to alter the terms of the Option Exchange Program to comply with SEC comments. In addition, it is currently our intention to make the program available to our employees who are located outside of the United States, where permitted by local law and where we determine it is practical to do so. It is possible that we may need to make modifications to the terms offered to employees in countries outside the United States to comply with local requirements, or for tax or accounting reasons.

Benefits of the Option Exchange Program to Employees and Officers

      Because the decision whether to participate in the Option Exchange Program is completely voluntary, we are not able to predict who will participate, how many options any particular group of employees will elect to exchange, nor the number of replacement options that we may grant. As noted above, however, our Named Executive Officers, other Section 16 officers and members of our Board of Directors are not eligible to participate in the Option Exchange Program. Of the outstanding options held by eligible employees as of November 30, 2002, the maximum number of shares of common stock underlying options, which could be exchanged, is 47,483,800 and the maximum number of shares of common stock underlying the new options which could be issued under the above exchange ratios would be 28,105,525.

Effect on Stockholders

      We are not able to predict the impact the Option Exchange Program will have on your rights as a stockholder because we are unable to predict how many option holders will exchange their options or what the future market price of Agilent’s stock will be at the time of the new grant. The program was designed to be value neutral to stockholders and to avoid the dilution in ownership that normally results from supplemental grants of new stock options.

Agilent’s Board recommends a vote FOR

the Stock Plan amendment to permit the Option Exchange Program.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information, as of December 17, 2002, concerning:

•	beneficial ownership of Agilent’s common stock by the FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, as a group, and The David and Lucile Packard Foundation, the only beneficial owners of more than 5% of Agilent’s common stock;

•	beneficial ownership of Agilent’s common stock by each director and each of the executive officers named in the Summary Compensation Table herein; and

•	beneficial ownership of Agilent’s common stock by all directors and executive officers as a group.

      The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the U.S. Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire as of February 15, 2003, 60 days after December 17, 2002, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table.

BENEFICIAL OWNERSHIP TABLE

	Shares of Agilent Beneficially Owned

Name of Beneficial Owner	Number	Nature	Percentage (1)

Byron J. Anderson	12,481	Direct
	260,760	Vested Options (2)
	236	Indirect (3)

	273,477		*
Edward W. Barnholt	52,399	Direct
	1,645,827	Vested Options
	432	Indirect (4)

	1,698,658		*
James G. Cullen	2,000	Direct
	13,946	Vested Options
	3,000	Indirect (5)

	18,946		*
Adrian T. Dillon	84,361	Direct (6)
	50,000	Vested Options

	134,361		*
The David and Lucile Packard Foundation (7)	38,727,525		8.2%
300 Second Street, Suite 200 Los Altos, CA 94022
FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, as a group (8)	31,695,382		6.7%
82 Devonshire Street Boston, MA 02109
Gerald Grinstein	37,097	Direct
	81,981	Vested Options

	119,078		*

	Shares of Agilent Beneficially Owned

Name of Beneficial Owner	Number	Nature	Percentage (1)

Robert J. Herbold	2,500	Direct
	15,082	Vested Options

	17,582		*
Hewlett Family Accounts (9)
Walter B. Hewlett	1,002,239	Direct
	34,637	Vested Options
	57,121	Indirect (10)

	1,093,997		*
William R. Hewlett Revocable Trust	13,036,909		2.8%
The William and Flora Hewlett Foundation	5,014,889		1.1%
Packard Humanities Institute	4,910,828		1.0%
Flora Family Foundation	491,128		*
Public Policy Institute of California	194,613		*
Heidi Kunz	2,000	Direct
	14,520	Vested Options

	16,520		*
David M. Lawrence, M.D.	1,546	Direct
	49,432	Vested Options
	3,966	Indirect (11)

	54,944		*
A. Barry Rand	3,000	Direct
	18,562	Vested Options

	21,562		*
John E. Scruggs	22,963	Direct
	434,767	Vested Options

	457,730		*
William P. Sullivan	385	Direct
	354,656	Vested Options

	355,041		*
Jack P. Trautman	9,035	Direct
	23,750	Vested Options

	32,785		*
All current directors and executive officers as a group (20 persons) (12)	5,247,271		1.1%

*	Represents holdings of less than one percent.

(1)	Percentage ownership is calculated based upon 471,224,539 shares of Agilent common stock outstanding on December 17, 2002.

(2)	“Vested Options” are options that may be exercised as of February 15, 2003.

(3)	Consists of shares held by Mr. Anderson’s son for which Mr. Anderson has no pecuniary interest and disclaims beneficial ownership.

(4)	Consists of shares held by Mr. Barnholt’s son, for which Mr. Barnholt has no pecuniary interest and disclaims beneficial ownership.

(5)	Consists of shares held by Mr. Cullen’s Family Limited Partnership.

(6)	Includes 33,334 shares of restricted stock that are subject to forfeiture upon termination of Mr. Dillon’s employment for any reason other than retirement due to age, permanent and total disability or as part of a voluntary separation agreement. 50% of these shares shall vest on December 3, 2003 and 50% shall vest on December 3, 2004 so long as Mr. Dillon remains continuously employed as Executive Vice President and Chief Financial Officer through those dates.

(7)	The address and number of shares of Agilent common stock beneficially owned by The David and Lucile Packard Foundation is based on the Schedule 13G filed by the foundation with the U.S. Securities and Exchange Commission on January 18, 2002.

(8)	The address and number of shares of Agilent common stock beneficially owned by FMR Corp., Edward C. Johnson 3d, and Abigail P. Johnson is based on the Schedule 13G filed by this group with the U.S. Securities and Exchange Commission on February 13, 2002.

(9)	Mr. Hewlett shares voting and investment power over the shares held by the William R. Hewlett Revocable Trust, the Packard Humanities Institute and the Public Policy Institute of California (the “PPIC”). Mr. Hewlett is a board member of the PPIC. However, Mr. Hewlett has excused himself from any PPIC decisions dealing with Agilent stock. Mr. Hewlett does not have voting or investment power over the shares held by the William and Flora Hewlett Foundation, as voting and investment power is exercised by an independent stock committee. Mr. Hewlett is not a member of the independent stock committee. Mr. Hewlett is the Chair of the Investment Committee in the Flora Family Foundation, but he has excused himself from any Flora Family Foundation decisions dealing with Agilent stock. Mr. Hewlett disclaims any beneficial interest in the foregoing shares, because he has no pecuniary interest in the shares.

(10)	Consists of 17,433 shares held by Mr. Hewlett as custodian for his daughter, 19,688 shares held by Mr. Hewlett’s spouse, and 20,000 shares held in the James S. Hewlett Trust for which Mr. Hewlett is a trustee.

(11)	Consists of shares held for the benefit of Dr. Lawrence’s children in the Lawrence 2000 Irrevocable Trust of which Dr. Lawrence and his spouse are the trustees.

(12)	Does not include shares owned by directors and executive officers who served as directors and executive officers during all or part of the 2002 fiscal year but were not serving in that capacity as of December 17, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires Agilent’s directors, executive officers and holders of more than 10% of Agilent common stock to file with the U.S. Securities and Exchange Commission reports regarding their ownership and changes in ownership of Agilent stock. Agilent believes that during the 2002 fiscal year, its officers, directors and 10% stockholders complied with all Section 16(a) filing requirements, with the exception of one late report for Mr. Rand. Mr. Rand inadvertently did not report the purchase of 2,650 shares on September 19, 2002 until a Form 4 filing made on October 1, 2002. In making these statements, Agilent has relied upon examination of the copies of Forms 3, 4 and 5 provided to the company and the written representations of its directors and officers.

EQUITY COMPENSATION PLAN INFORMATION

      The following table summarizes information about our equity compensation plans as of October 31, 2002. All outstanding awards relate to our common stock.

Number of securities
remaining available for
	Number of securities to		future issuance under equity
	be issued upon exercise	Weighted-average exercise	compensation plans
	of outstanding options,	price of outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	73,838,554	$40	80,541,985	(1),(2),(3)
Equity compensation plans not approved by security holders	—	—	—
Total	73,838,554	$40	80,541,985

(1)	Includes 28,592,376 of securities authorized and available for issuance in connection with the Agilent Technologies, Inc. Employee Stock Purchase Plan (the “423(b) Plan”).

(2)	Shares authorized for issuance in connection with the 423(b) Plan are subject to an automatic annual increase of the lesser of 1 percent of the outstanding common stock of Agilent or an amount determined by the Compensation Committee of our Board of Directors. In no event shall the number of shares authorized for issuance in connection with the 423(b) Plan exceed 75 million shares.

(3)	We issue securities under our equity compensation plans in forms other than options, warrants or rights. Under the Agilent Technologies, Inc. 1999 Stock Plan, (the “Stock Plan”), we may issue Stock Awards, as that term is defined in the Stock Plan. No more than 10 percent of the total shares available for issuance under the Stock Plan will constitute Stock Awards. Under the Agilent Technologies, Inc. 1999 Non-Employee Director Stock Plan (the “1999 Non-Employee Director Stock Plan”), we may issue Special Compensation, as that term is defined in Section 7 of the 1999 Non-Employee Director Stock Plan. The total maximum amount of common stock that we can issue in the form of Special Compensation cannot exceed one million shares.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth certain compensation information for (i) the chief executive officer, (ii) the four other executive officers of Agilent who, based on their salary and bonus compensation, were the most highly compensated for the fiscal year ended October 31, 2002 and (iii) one individual who was an executive officer during the fiscal year ended October 31, 2002 and would have been one of the four most highly compensated executive officers for the fiscal year ended October 31, 2002 but for the fact that he was not an executive officer as of October 31, 2002 (the “Named Executive Officers”). All information set forth in this table reflects compensation earned by these individuals for services with Agilent for the fiscal year ended October 31, 2002, as well as their compensation for each of the fiscal years ending October 31, 2001 and October 31, 2000.

		Annual Compensation			Long-Term Compensation

				Other Annual	Restricted	Securities	All Other
Name and Principal				Compensation	Stock Award(s)	Underlying	Compensation
Position	Year	Salary ($)(1)	Bonus ($)(2)	($)	($)(4)	Options (#)	($)(5)

Edward W. Barnholt	2002	$925,000	$0	$0	$0	750,000	$8,000
Chairman of the Board,	2001	941,666	0	0	0	500,000	6,800
President and Chief	2000	1,000,000	660,000	0	46,908	750,000	6,800
Executive Officer
Adrian T. Dillon(6)	2002	552,493	650,000	265,713 (3)	1,365,000	200,000	5,075
Executive Vice President,	2001	N/A	N/A	N/A	N/A	N/A	N/A
Chief Financial Officer	2000	N/A	N/A	N/A	N/A	N/A	N/A
William P. Sullivan	2002	532,500	0	0	0	300,000	3,553
Executive Vice President,	2001	473,125	0	0	0	200,000	6,800
Chief Operating Officer	2000	440,000	205,260	0	0	150,000	7,300
Byron J. Anderson	2002	485,625	0	0	0	175,000	8,000
Senior Vice President,	2001	488,125	0	0	0	75,000	6,800
Electronic Products and	2000	500,000	173,684	0	21,311	100,000	6,800
Solutions
Jack P. Trautman(7)	2002	367,410	67,120	0	0	111,500	472
Senior Vice President,	2001	N/A	N/A	N/A	N/A	N/A	N/A
Automated Test	2000	N/A	N/A	N/A	N/A	N/A	N/A
John E. Scruggs(8)	2002	462,504	135,641	0	0	150,000	8,000
Senior Vice President,	2001	463,336	0	0	0	85,000	6,800
Automated Test	2000	470,000	243,930	0	19,778	100,000	6,800

(1)	The salaries for the 2001 fiscal year and the 2002 fiscal year reflect a temporary 10% reduction from April 1, 2001 to July 31, 2002.

(2)	This column reflects a one-time signing bonus of $650,000 paid to Mr. Adrian T. Dillon and the payments under the Agilent Performance-Based Compensation Plan described under “Report of the Compensation Committee of the Board on Executive Compensation.”

(3)	This amount reflects $165,452 of relocation expenses and $100,261 of interest, calculated at the applicable market rate of 6.875% per annum that would have been payable on a $2,500,000 loan from Agilent to Mr. Adrian T. Dillon had the loan not been interest free. See “Secured Relocation — Related Loan to Executive Officer”.

(4)	For fiscal year 2002, the amount disclosed in this column reflects the dollar value of 50,000 shares of restricted stock granted to Mr. Adrian T. Dillon on December 3, 2001. As of October 31, 2002, Mr. Dillon held 50,000 shares of restricted stock with a dollar value of $687,500 on that date. Mr. Dillon will have the right to receive any cash dividends paid to or made with respect to Agilent’s common stock.

For fiscal years 2001 and 2000, no compensatory restricted stock awards were granted to Agilent executives.

For fiscal year 2000, the amounts disclosed reflect the dollar values of Hewlett-Packard Company’s (“HP”) and Agilent’s common stock, which were contributed under the Hewlett-Packard Company Employee Stock Purchase Plan (the “HP ESPP”) and the Agilent Legacy Stock Purchase Plan, respectively. Under such plans, eligible employees (including Executive Officers) receive one share as a match (“Matching Shares”) for every two shares purchased. In February 2000, eligible Agilent employees stopped participating in the HP ESPP and commenced participating in the Agilent Legacy Stock Purchase Plan. As of June 2, 2000, HP Matching Shares held by Agilent employees were forfeited and replaced with Agilent Matching Shares. The Agilent Matching Shares vest two years after the date of purchase. As of October 31, 2002, all of the Matching Shares under the Agilent Legacy Stock Purchase Plan were fully vested according to original plan terms and there are no more restricted shares left under the Agilent Legacy Stock Purchase Plan.

(5)	Amounts disclosed in this column include payment of Agilent’s contributions under the Agilent Technologies, Inc. 401(k) Plan. In fiscal year 2002, Agilent made a 401(k) matching contribution of $8,000 on behalf of each of Messrs. Barnholt, Anderson, and Scruggs, of $3,553 for Mr. Sullivan, of $5,075 for Mr. Dillon and of $472 for Mr. Trautman.

(6)	Mr. Dillon commenced his employment with Agilent on December 3, 2001.

(7)	Mr. Trautman commenced his executive officer position on May 21, 2002.

(8)	Mr. Scruggs resigned from his executive officer position on July 1, 2002 and retired as an employee as of October 31, 2002.

Option Grants in Last Fiscal Year

      The following table shows all grants of options to acquire shares of Agilent common stock granted to the Named Executive Officers listed in the Summary Compensation Table for the fiscal year ended October 31, 2002.

					Potential Realizable Value
	Number of	% of Total			at Assumed Annual Rates
	Securities	Options Granted			of Stock Price Appreciation
	Underlying	to Agilent	Exercise or		for Option Term ($)
	Options	Employees in	Base Price	Expiration
Name	Granted(#)(1)	Fiscal Year	($/Share)(2)	Date	5%(3)	10%(3)

Edward W. Barnholt	750,000	3.84%	$25.67	Nov. 2011	$12,107,794	$30,683,527
Adrian T. Dillon	200,000	1.02%	27.30	Dec. 2011	3,433,765	8,701,834
William P. Sullivan	300,000	1.54%	25.67	Nov. 2011	4,843,118	12,273,411
Byron J. Anderson	175,000	0.90%	25.67	Nov. 2011	2,825,152	7,159,490
Jack P. Trautman	35,000	0.18%	25.67	Nov. 2011	565,030	1,431,898
	80,000	0.41%	29.13	May 2012	1,465,576	3,714,057
John E. Scruggs	150,000	0.77%	25.67	Nov. 2011	2,421,559	6,136,705

(1)	The options granted are exercisable 25% after the first year, 50% after the second year, 75% after the third year, and 100% after the fourth year.

(2)	The options were granted at an exercise price equal to the fair market value of Agilent common stock on the grant date, calculated as the average of the high and low market price on that date.

(3)	Potential realizable value assumes that the common stock appreciates at the rate shown (compounded annually) from the grant date until the option expiration date. It is calculated based on the U.S. Securities and Exchange Commission requirements and does not represent the estimated growth of the future stock price by Agilent nor the present value of the stock options.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table shows aggregate exercises of options to purchase Agilent’s common stock in the fiscal year ended October 31, 2002 by the Named Executive Officers.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options as Fiscal		In-The-Money Options
	Shares		Year-End (#)		at Fiscal Year-End ($)(1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Edward W. Barnholt	0	$0	1,115,461	1,530,366	$283,689	$0
Adrian T. Dillon	0	0	0	200,000	0	0
William P. Sullivan	0	0	185,648	531,508	0	0
Byron J. Anderson	0	0	15,000	160,000	0	0
Jack P. Trautman	0	0	164,584	289,926	0	0
John E. Scruggs	0	0	161,474	273,293	0	0

      The value of unexercised Agilent options is based on the difference between the exercise price and the average of the high and low market prices of Agilent common stock on October 31, 2002 of $13.89.

Pension Plans

      The following table shows the estimated annual benefits payable on retirement to Agilent’s eligible employees in the United States under the Agilent Technologies, Inc. Deferred Profit Sharing Plan (the “Deferred Plan”), Agilent’s Retirement Plan (the “Retirement Plan”) and Agilent’s Excess Benefit Retirement Plan (the “Excess Benefit Plan”). To calculate the number of years of an eligible employee’s service, the pension plans will bridge each eligible employee’s service with Hewlett-Packard Company to that eligible employee’s service with Agilent.

ESTIMATED ANNUAL RETIREMENT BENEFITS

Highest Five-Year	15 Years	20 Years	25 Years	30 Years
Average Compensation	of Service	of Service	of Service	of Service

$ 400,000	$86,462	$115,283	$144,103	$172,924
500,000	108,962	145,283	181,603	217,924
600,000	131,462	175,283	219,103	262,924
700,000	153,962	205,283	256,603	307,924
800,000	176,462	235,283	294,103	352,924
900,000	198,962	265,283	331,603	397,924
1,000,000	221,462	295,283	369,103	442,924
1,100,000	243,962	325,283	406,603	487,924
1,200,000	266,462	355,283	444,103	532,924
1,300,000	288,962	385,283	481,603	577,924
1,400,000	311,462	415,283	519,103	622,924
1,500,000	333,962	445,283	556,603	667,924

      For fiscal year 2002, benefits exceeding $160,000 will be paid pursuant to the Excess Benefit Plan. No more than $170,000 (as adjusted from time to time by the U.S. Internal Revenue Service) of eligible compensation may be taken into account in calculating benefits payable under the Retirement Plan or the Deferred Profit Sharing Plan. Benefits attributable to annual earnings over $170,000 are payable under the Excess Benefit Plan. Benefits payable under the Excess Benefit Plan are available in a lump sum or up to 15 annual installments.

      The compensation used to determine the benefits summarized in the table above equals base pay, without deducting for the 10% temporary salary reduction. The covered compensation for each of the Named Executive Officers is the highest five-year average of such base pay for such Named Executive Officer.

      Named Executive Officers have been credited with the following years of service as of October 31, 2002: Mr. Barnholt, 30 years; Mr. Anderson, 30 years; Mr. Scruggs, 30 years; Mr. Sullivan, 26 years; Mr. Trautman, 2 years (Mr. Trautman has 26 years of settled credited service from the Hewlett-Packard Retirement Plans, previously paid by Hewlett-Packard); and Mr. Dillon, 1 year. Retirement benefits shown are expressed as a single life annuity at age 65 and reflect the maximum offset currently in effect under Section 401(l) of the Code, to compute the offset for such benefits under the pension plan. For purposes of calculating the benefit, an employee cannot be credited with more than 30 years of service. Benefits under the Retirement Plan are payable in the form of a single life annuity, a qualified joint and survivor annuity or a lump sum.

Secured Relocation-Related Loan to Executive Officer

      On February 5, 2002, Agilent made a relocation loan to Mr. Adrian T. Dillon, Executive Vice President and Chief Financial Officer, as part of the employment package required to induce Mr. Dillon to join Agilent and move from Cleveland, Ohio to the San Francisco Bay Area. In place of a standard relocation bonus, Agilent provided a loan of $2.5 million to be used for the purchase of a home. Provided that Mr. Dillon remains at Agilent, the loan will be forgiven over a five-year period at 20% per year. The loan is secured by a deed of trust on the house. The unforgiven portion of the note plus 10% per annum interest will be due in full (i) upon insolvency of Mr. Dillon, (ii) upon any transfer of the property without the prior written consent of Agilent, (iii) within three months of termination of employment for any reason and (iv) within one year following the death of Mr. Dillon. If the amount due is not paid within five (5) days of the due date, at the option of Agilent, the unforgiven portion shall begin to accrue interest equal to 15% per annum. In accordance with the Sarbanes-Oxley Act, Agilent will not materially modify or renew this loan and, in the future, will not provide any new loans to its executive officers as required under the Sarbanes-Oxley Act.

Change of Control Arrangements

      Each of Messrs. Barnholt, Dillon, Sullivan, Anderson and Trautman, as well as five (5) other executive officers who are not Named Executive Officers, has signed a Change of Control Severance Agreement. Under these agreements, in the event that within 24 months of a change of control of Agilent, Agilent or its successor terminates the employment of such an executive without cause or an event constituting good reason occurs and the executive resigns within 3 months of such an event, the executive will be entitled to: (i) two times, and with respect to Mr. Barnholt, three times the sum of such executive’s base salary and target bonus, (ii) payment of COBRA continuation premiums for up to 12 months, (iii) full vesting of all outstanding options and restricted stock awards and (iv) a prorated portion of any bonus for the performance period in which the termination occurs. To the extent that the payment of these benefits trigger the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, or any comparable federal, state, local or foreign excise tax, Agilent will pay Mr. Barnholt an additional amount to cover all additional tax liability arising from the application of such excise tax.

      In exchange for such consideration, each executive has agreed (i) to execute a release of all of the executive’s rights and claims relating to his employment, (ii) not to solicit any of Agilent’s or its successor’s employees for 2 years and (iii) not to compete for 1 year with up to 15 competitors of Agilent or its successor, as determined by Agilent or its successor.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD ON EXECUTIVE COMPENSATION

Agilent’s executive compensation program is administered by the Compensation Committee of the Board (the “Compensation Committee”). The Compensation Committee, which is composed of non-employee directors, is responsible for approving and reporting to the Board on all elements of compensation for the elected corporate officers. The Compensation Committee has furnished the following report on executive compensation for fiscal year 2002.

Compensation Philosophy

The goal of the executive compensation program is to provide a total compensation package composed of pay, stock and benefits. The total package reflects Agilent’s performance and is designed to inspire and reward superior performance by executives, business organizations and Agilent.

Executive Compensation Practices

Each year the Compensation Committee surveys the executive compensation practices of selected S&P 500 High Technology companies. The Compensation Committee’s practice is to target direct compensation levels for Agilent’s executives at the 50th percentile of total direct compensation of surveyed companies. Total direct compensation includes base pay, short-term bonus at target and long-term incentives. Overall, individual performance is measured against the following factors; these factors may vary as required by business conditions:

•	long-term strategic goals;

•	short-term business goals;

•	revenue and profit goals;

•	customer satisfaction;

•	new business creation;

•	total stockholder return;

•	the development of employees; and

•	the fostering of teamwork and other Agilent values.

In setting the goals and measuring an executive’s performance against those goals, Agilent considers the performance of its competitors and general economic and market conditions. None of the factors included in Agilent’s strategic and business goals are assigned a specific weight. Instead, the Compensation Committee recognizes that the relative importance of these factors may change in order to adapt Agilent’s operations to specific business challenges and to reflect changing economic and marketplace conditions.

Components of Executive Compensation

The compensation program for executive officers consists of the following four components:

•	base pay;

•	short-term bonus;

•	long-term incentives; and

•	benefits.

Base Pay

Base pay is baseline cash compensation and is determined by the competitive market and individual performance. Base pay for each executive officer is established each year based on a salary range that corresponds to the executive officer’s job responsibilities and the executive officer’s overall individual job performance.

Short-Term Bonus

The Agilent Technologies, Inc. Performance-Based Compensation Plan for Covered Employees (“Performance-Based Compensation Plan”) provides for cash compensation to be paid semi-annually when performance targets are achieved. During fiscal year 2002, the executive officers participated in the Performance-Based Compensation Plan. Actual bonuses paid to executive officers are based on achievement of profit, revenue, and return on invested capital goals established for each performance period.

Long-Term Incentives

The long-term incentive program is designed to encourage creation of long-term value for our stockholders and equity ownership by our executives. During fiscal year 2002, Agilent made stock option grants to Agilent’s executive officers under the Stock Plan. Each grant allows the officer to acquire shares of Agilent’s common stock, subject to the completion of a four-year vesting period, and continued employment with Agilent. These shares may be acquired at a fixed price per share (the market price on the grant date) over a ten-year period. An executive’s grant amount, if any, is based on competitive market, the position of the executive and individual and business unit performance.

Benefits

The global benefits philosophy provides employees protection from catastrophic events and offers health and welfare benefits typical in the given country in which Agilent operates. In addition, through the benefits survey process, benefits offered by competitors, as well as benefits that set Agilent apart as an employer, may be incorporated into the benefits package. Where applicable, employees are responsible for managing benefit choices, balancing their own level of risk and return.

Policy Regarding Compensation in Excess of $1 Million a Year

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid to Agilent’s Named Executive Officers. Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance based” as defined in Section 162(m) of the Code. The Compensation Committee considers the net cost to Agilent. Accordingly, the Stock Plan and the Performance-Based Compensation Plan (the annual variable pay plan) have been designed to qualify under Section 162(m) of the Code.

Stock Ownership Guidelines

Agilent’s stock ownership guidelines are designed to increase an executive’s equity stake in Agilent and more closely align his or her interests with those of our stockholders. The guidelines provide that the President and Chief Executive Officer should attain an investment level in Agilent’s stock equal to five times his annual targeted total cash compensation under the Performance-Based Compensation Plan, including direct ownership of at least 20,000 shares of Agilent stock. All other executive officers should attain an investment level equal to three times their targeted total cash compensation under the Performance-Based Compensation Plan, including direct ownership of at least 15,000 shares for the Chief Financial Officer and Chief Operating Officer and at least 10,000 shares for all other executive officers. In each case, such investment levels must be attained within five years of the election to their executive officer positions.

Compensation for the Chief Executive Officer

Edward W. Barnholt has served as President and Chief Executive Officer since May 4, 1999. The Compensation Committee used the executive compensation practices described above to determine Mr. Barnholt’s fiscal year 2002 compensation. In setting both the cash-based and equity-based elements of Mr. Barnholt’s compensation, the Compensation Committee made an overall assessment of Mr. Barnholt’s leadership in establishing Agilent’s long-term and short-term strategic, operational and business goals. Mr. Barnholt’s total compensation reflects a consideration of both competitive forces and Agilent’s performance.

The Compensation Committee surveyed the total direct compensation for chief executive officers of selected high technology companies. Based on this information, the Compensation Committee determined a median around which the Compensation Committee built a competitive range for cash-based and equity-based elements of the compensation package. As a result of this review, the Compensation Committee determined a mix of base salary and bonus opportunity, along with an equity position to align Mr. Barnholt’s compensation with the performance of Agilent. The resulting total compensation package was competitive for CEOs running companies comparable in size and complexity to Agilent.

Additionally, as part of the review process, the Compensation Committee assessed Agilent’s financial and business results compared to other companies within the high-technology industry; Agilent’s financial performance relative to its financial performance in prior periods; Agilent’s market competitiveness as measured by customer feedback, new business creation and product generation; and the health of the Agilent organization as measured by employee surveys and the ability to attract and retain key talent.

For fiscal year 2002, the specific recommendation for Mr. Barnholt positioned his target total cash compensation at $2,300,000: base salary remained at $1,000,000, with a $1,300,000 bonus opportunity under the Performance-Based Compensation Plan. The bonus opportunity could have increased to $2,600,000 if maximum performance objectives were achieved. Consistent with the Performance-Based Compensation Plan, the performance objectives were based on Agilent’s profit, revenue and return on invested capital goals.

In determining the stock option grant for Mr. Barnholt, the Compensation Committee evaluated his total direct compensation compared to CEO’s of comparable companies and determined that an award of a non-qualified stock option to purchase 750,000 shares of Agilent common stock was appropriate.

Given the continued downturn in the markets that we serve, and the subsequent impact on Agilent’s financial results, Mr. Barnholt did not receive any payout under the Performance-Based Compensation Plan in fiscal 2002. In addition, all Agilent executives agreed to a 10% pay reduction from April 1, 2001 through July 31, 2002.

Submitted by:

Compensation Committee

David M. Lawrence, M.D., Chairperson

James G. Cullen
Gerald Grinstein
A. Barry Rand

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are set forth in the preceding section. There are no members of the Compensation Committee who were officers or employees of Agilent or any of its subsidiaries during the fiscal year, formerly officers of Agilent, or had any relationship otherwise requiring disclosure hereunder.

AUDIT AND FINANCE COMMITTEE REPORT

During fiscal year 2002, the Audit and Finance Committee of the Board reviewed the quality and integrity of Agilent’s financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent accountants, the performance of its internal audit function and independent accountants and significant financial matters. Each of the Audit and Finance Committee members satisfies the definition of independent director as established in the New York Stock Exchange Listing Standards. Agilent operates with a November 1 to October 31 fiscal year. The Audit and Finance Committee met seven times during the 2002 fiscal year.

The Board adopted a written charter for the Audit and Finance Committee on May 17, 2000 and operated under that charter during the 2002 fiscal year. The Audit and Finance Committee has reviewed the relevant requirements of the Sarbanes-Oxley Act, the proposed rules of the U.S. Securities and Exchange Commission and the proposed new listing standards of the New York Stock Exchange regarding audit committee policies. Although some of these rules and standards had not yet been finalized at the time of the printing of this proxy statement, the Board adopted an amendment to the charter on November 20, 2002 to voluntarily implement certain of these proposed rules and standards. A copy of this amended charter has been attached to this proxy statement as Appendix B. The Audit and Finance Committee intends to further amend its charter, if necessary, when the rules and standards are finalized to reflect additional requirements or changes from the proposals. You can access the latest charter in the “Corporate Governance” section of www.investor.agilent.com or by writing to us at Agilent Technologies, Inc., 395 Page Mill Road, Palo Alto, California 94306, Attention: Investor Relations.

The Audit and Finance Committee has reviewed Agilent’s audited consolidated financial statements and discussed such statements with management. The Audit and Finance Committee has discussed with PricewaterhouseCoopers LLP, Agilent’s independent accountants during the 2002 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees) as amended.

The Audit and Finance Committee received from PricewaterhouseCoopers LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with it its independence. Based on the review and discussions noted above, the Audit and Finance Committee recommended to the Board that Agilent’s audited consolidated financial statements be included in Agilent’s Annual Report on Form 10-K for the fiscal year ended October 31, 2002, and be filed with the U.S. Securities and Exchange Commission.

Submitted by:

Audit and Finance Committee

Heidi Kunz, Chairperson

Robert J. Herbold
Walter B. Hewlett

Audit Fees

      The following table sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP for audit services rendered in connection with the consolidated financial statements and reports for fiscal year 2002 and for other services rendered during fiscal year 2002 on behalf of Agilent and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services, which have been billed or will be billed to Agilent:

Audit Fees
Annual Audit Fees	$3,000,000

Total Audit Fees	$3,000,000
Non-Audit Fees
Design and Implementation of Financial Information Systems	$0
All Other Fees:
Tax services	$7,440,000
Audit, accounting and due diligence services related to Agilent’s acquisitions and divestitures activities	24,000
Other accounting and auditing services including statutory audits of Agilent’s international operations, as required	1,690,000
Consulting services	0

Total Non-Audit Fees	$9,154,000

      In making its recommendation to ratify the appointment of PricewaterhouseCoopers LLP as Agilent’s independent accountants for the fiscal year ending October 31, 2003, the Audit and Finance Committee has considered whether the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Incorporation by Reference

      The Report of the Compensation Committee of the Board on Executive Compensation and the Audit and Finance Committee Report (including reference to the independence of the Audit and Finance Committee members) above and the Stock Price Performance Graph on the following page, are not deemed filed with the U.S. Securities and Exchange Commission and shall not be deemed incorporated by reference into any prior or future filings made by Agilent under the U.S. Securities & Exchange Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Agilent specifically incorporates such information by reference.

STOCK PRICE PERFORMANCE GRAPH

      The graph below shows the three-year cumulative total stockholder return assuming the investment of $100 (and the reinvestment of any dividends thereafter) on November 18, 1999, the first trading day of Agilent’s common stock, in each of Agilent’s common stock, the S&P 500 Index, and a peer group, based on the S&P Information Technology Index.(1) We have changed our peer group this year because the peer group we used in prior years was based on the S&P High Technology Index that was discontinued on December 31, 2001. We’ve also included that peer group through October 31, 2001.(2) Agilent’s stock price performance shown in the following graph is not indicative of future stock price performance.

Comparison of 3 Years (11/18/99 to 10/31/02) Cumulative Total Return* Among

Agilent Technologies, The S&P 500 Index, The S&P High Technology Peer Group and
The S&P Information Technology Peer Group Composite

(1)	The current peer group is composed of companies that are members of the S&P Information Technology Index and are in sectors related to Agilent’s businesses. They are: Electronic Equipment and Instruments (excluding Agilent), Networking Equipment, Semiconductor Equipment, Semiconductors, Telecommunications Equipment. These sectors are selected by Agilent with the underlying companies chosen and maintained by S&P:

Electronic
Equipment
And	Networking	Semiconductor		Telecommunications
Instruments	Equipment	Equipment	Semiconductors	Equipment

Jabil Circuit	Avaya Inc.	Applied Materials	Advanced Micro Devices	ADC Telecommunications
Millipore	Cisco Systems	KLA-Tencor Corp.	Altera Corp.	Andrew Corp.
Molex		Novellus Systems	Analog Devices	Ciena Corp.
PerkinElmer Inc.		Teradyne Inc.	Applied Micro Circuits	Comverse Technology
Sanmina-SCI			Broadcom Corporation	Corning Inc.
Solectron			Intel Corp.	JDS Uniphase Corp.
Symbol Technologies			Linear Technology	Lucent Technologies
Tektronix Inc.			LSI Logic	Motorola Inc.
Thermo Electron			Maxim Integrated Products	Qualcomm Inc.
Waters			Micron Technology	Scientific-Atlanta
			National Semiconductor	Tellabs Inc.
Nvidia
PMC-Sierra Inc.
QLogic
Texas Instruments
Xilinx Inc.

(2)	The former peer group was composed of companies that were members of the S&P High Technology Index (discontinued by S&P on 12/31/01 and replaced by the S&P Information Technology Index) and were in sectors related to Agilent’s businesses. They were: Communications Equipment, Computers (Networking), Electronics (Instrumentation) (excluding Agilent), Electronics (Semiconductor), and Equipment (Semiconductor). These sectors were selected by Agilent with the underlying companies chosen and maintained by S&P:

Electronics
Communications	Computers	(Instrumentation),	Electronics	Equipment
Equipment	(Networking)	excluding Agilent	(Semiconductors)	(Semiconductor)

ADC Telecommunications	Avaya Inc.	Perkin-Elmer Inc.	Advanced Micro Devices	Applied Materials
Andrew Corp.	Cisco Systems	Tektronix Inc.	Altera Corp.	KLA-Tencor Corp.
Ciena Corp.	Network Appliances		Analog Devices	Novellus Systems
Comverse Technology			Applied Micro Circuits	Teradyne Inc.
Corning Inc.			Broadcom Corporation
JDS Uniphase Corp.			Conexant Systems
Lucent Technologies			Intel Corp.
Motorola Inc.			Linear Technology
Nortel Networks Corp.			LSI Logic
Qualcomm Inc.			Maxim Integrated Products
Scientific-Atlanta			Micron Technology
Tellabs Inc.			National Semiconductor
PMC-Sierra Inc.
QLogic
Texas Instruments
Vitesse Semiconductor
Xilinx Inc.

ADDITIONAL QUESTIONS AND INFORMATION REGARDING

THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS

Q:	What happens if additional proposals are presented at the annual meeting?

A:	Other than the three proposals described in this proxy statement, Agilent does not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Edward W. Barnholt, Agilent’s Chairman of the Board, President and Chief Executive Officer, and D. Craig Nordlund, Agilent’s Senior Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of Agilent’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	What class of shares is entitled to be voted?

A:	Each share of Agilent’s common stock outstanding as of the close of business on January 6, 2003, the Record Date, is entitled to one vote at the annual meeting. On the Record Date, Agilent had approximately 471,233,186 shares of common stock issued and outstanding.

Q:	What is the quorum requirement for the annual meeting?

A:	The quorum requirement for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:	Who will count the vote?

A:	A representative of ADP Investor Communication Services will tabulate the votes and act as the inspector of election.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Agilent or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the Board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to Agilent’s management.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:	Agilent will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by Agilent’s directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. Agilent has retained the services of Georgeson Shareholder Communications Inc. (“Georgeson”) to aid in the solicitation of proxies. Agilent estimates that it will pay Georgeson a fee of $25,000 for its services plus per call fees for any individual solicitations and reasonable out-of-pocket expenses. In addition, Agilent may reimburse brokerage firms and other per-

sons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future annual stockholder meetings, including director nominations.

Stockholder Proposals: In order for a stockholder proposal to be considered for inclusion in Agilent’s proxy statement for next year’s annual meeting, the written proposal must be received by Agilent no later than September 17, 2003 and should contain such information as is required under Agilent’s Bylaws. Such proposals will need to comply with the U.S. Securities and Exchange Commission’s regulations regarding the inclusion of stockholder proposals in Agilent-sponsored proxy materials. In order for a stockholder proposal to be raised from the floor during next year’s annual meeting, written notice must be received by Agilent no later than September 17, 2003 and should contain such information as required under Agilent’s Bylaws. If we do not receive notice of your proposal within this time frame, our management will use its discretionary authority to vote the shares it represents as the Board may recommend.

Nomination of Director Candidates: Agilent’s Bylaws permit stockholders to nominate directors at a stockholder meeting. In order to make a director nomination at an annual stockholder meeting, it is necessary that you notify Agilent not fewer than 120 days before the first anniversary of the date that the proxy statement for the preceding year’s annual meeting was released to the stockholders. Agilent’s 2003 Proxy Statement was released on January 15, 2003. Thus, in order for any such nomination notice to be timely for next year’s annual meeting, it must be received by Agilent not later than September 17, 2003. In addition, the notice must meet all other requirements contained in Agilent’s Bylaws and include any other information required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

Copy of Bylaw Provisions: You may contact the Agilent Corporate Secretary at Agilent’s corporate headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Q:	How do I obtain a separate set of voting materials if I share an address with other stockholders?

A:	To reduce expenses, in some cases, we are delivering one set of voting materials to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. A separate proxy card is included in the voting materials for each of these stockholders. If you have only received one set, you may request separate copies of the voting materials at no additional cost to you by calling us at (650) 752-5522 or by writing to us at Agilent Technologies, Inc., 395 Page Mill Road, Palo Alto, California 94306, Attn: Shareholder Records. You may also contact us by calling or writing if you would like to receive separate voting materials for future annual meetings.

Q:	If I share an address with other stockholders of Agilent, how can we get only one set of voting materials for future meetings?

A:	You may request that we send you and the other stockholders who share an address with you only one set of voting materials by calling us at (650) 752-5522 or by writing to us at: Agilent Technologies, Inc., 395 Page Mill Road, Palo Alto, California 94306, Attn: Shareholder Records.

YOU MAY RECEIVE A COPY OF AGILENT’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 2002 WITHOUT CHARGE BY SENDING A WRITTEN REQUEST TO AGILENT TECHNOLOGIES, INC., 395 PAGE MILL ROAD, PALO ALTO, CALIFORNIA 94306, ATTN: INVESTOR RELATIONS.

By Order of the Board

D. CRAIG NORDLUND
Senior Vice President, General Counsel
and Secretary
Dated: January 9, 2003

APPENDIX A

Text of Amendment to Agilent Technologies, Inc. 1999 Stock Plan

      The following is the complete text of the amendment to Section 9(a)(iv) of the 1999 Stock Plan. The language proposed by this amendment is indicated in italics.

AMENDMENT NO. 1

TO THE
AGILENT TECHNOLOGIES, INC. 1999 STOCK PLAN
(Restatement, effective May 21, 2002)

      AGILENT TECHNOLOGIES, INC. (the “Company”), having adopted the Agilent Technologies, Inc. 1999 Stock Plan (the “Plan”), and having amended and restated the Plan most recently as of May 21, 2002, hereby amends Section 9(a)(iv) of the restated Plan, effective as of [DATE], 2003, to read as follows:

Section 9.     Option Exercise Price and Consideration.

(a) Exercise Price

(iv) Other than in connection with a change in the Company’s capitalization (as described in Section 15(a)), Options may not be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of such Incentive Stock Options or Nonstatutory Stock Options; provided, however, that the Company may effect a one-time exchange offer to be commenced in the discretion of the Committee no sooner than March 4, 2003 pursuant to which Employees granted Options pursuant to this Plan with an exercise price greater than $25.00 per share shall be given the one-time opportunity to elect to cancel such unexercised Options (the “Cancelled Options”), in exchange for the grant of replacement Options to purchase Shares of Common Stock in accordance with the exchange ratios set out below for each Share underlying the Cancelled Options (the “Replacement Options”).

Exchange Ratio
Exercise Price Range	[Cancelled to New]

$25.01 to $39.99	1.5 to 1
$40.00 to $69.99	2.0 to 1
$70.00 to $89.99	2.5 to 1
$90.00 and above	4.0 to 1

Replacement Options shall be granted no less than six months and one day following the cancellation of the Cancelled Options, at a per Share exercise price equal to 100% of the Fair Market Value per Share on the Grant Date, and shall be granted to those who elected to participate, subject to continued employment with the Company. Except in certain countries outside of the United States as determined by the Committee in its sole discretion, each Replacement Option shall have a term equal to the remaining term of the Cancelled Option. Except in certain countries outside of the United States as determined by the Committee in its sole discretion, each Replacement Option shall be scheduled to vest as to 50% of the Shares subject thereto on the first anniversary of the Grant Date and as to the remaining 50% of the Shares subject thereto on the second anniversary of the Grant Date, subject to continued employment with the Company. Notwithstanding the foregoing, the Company’s Directors, Named Executive Officers specified in the Company’s Proxy Statement for the 2003 Annual Meeting, other Officers and non-U.S. Participants as determined in the sole discretion of the Committee shall not participate in this exchange offer, and this exchange offer will be structured so that the Company avoids incurring compensation charges for financial accounting purposes.

      IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment No. 1 to the restated Plan on the date indicated below.

Agilent Technologies, Inc.

By

Title:

Dated:                     , 2003

APPENDIX B

AUDIT AND FINANCE COMMITTEE CHARTER

I.     MEMBERSHIP

      A.     The Audit and Finance Committee (the “Committee”) of the Board of Directors (the “Board”) shall consist of at least three directors whose qualifications include financial literacy, independence and accounting or related financial expertise as determined under the Sarbanes-Oxley Act (the “Act”) and applicable rules of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”). At least one member of the Committee must be a “financial expert” under the requirements of the Act. No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board of Directors determines that such simultaneous service will not impair the ability of such member to effectively serve on the committee.

      B.     No member of the Committee shall receive compensation other than director’s fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive.

II.     PURPOSE

      A.     The Committee serves as the representative of the Board for the general oversight of Company affairs relating to:

1. The quality and integrity of the Company’s financial statements,

2. The Company’s compliance with legal and regulatory requirements,

3. The independent auditor’s qualifications and independence, and

4. The performance of the Company’s internal audit function and independent auditors.

      B.     Through its activities, the Committee facilitates open communication among directors, independent auditors, the internal auditor and management by meeting in private session regularly with these parties.

      C.     The Committee also provides oversight regarding significant financial matters, including borrowings, currency exposures, dividends, share issuance and repurchases, and the financial aspects of the Company’s benefit plans.

III.     MEETINGS AND PROCEDURES

      A.     The Committee shall convene at least four times each year.

      B.     It shall endeavor to determine that auditing procedures and controls are adequate to safeguard Company assets and to assess compliance with Company policies and legal requirements.

      C.     The Committee shall be given full access to the Company’s internal auditors, Board Chairman, Company executives and independent auditors. When any audit has been prepared by a registered public accounting firm for the Company, the Committee shall timely receive a report from such firm on (1) all critical accounting policies and practices; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the issuer, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm; and (3) other material written communications between the registered public accounting firm and company management, such as any management letter or schedule of unadjusted differences.

IV.     RESPONSIBILITIES

      A.     The Committee shall:

1. Have the sole authority to select, compensate, oversee, evaluate and, where appropriate, replace the independent auditor.

2. Annually review and approve the proposed scope of each fiscal year’s internal and outside audit at the beginning of each new fiscal year.

3. Inform each registered public accounting firm performing work for the Company that such firm shall report directly to the Committee.

4. Oversee the work of any registered public accounting firm employed by the Company, including the resolution of any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit opinion or related work.

5. Review and approve in advance any audit and non-audit services and fees to be provided by the Company’s independent auditor, other than “prohibited non-auditing services” and minor audit services, each as specified in the Act. The Committee has the sole authority to make these approvals, although such approval may be delegated to any committee member so long as the approval is presented to the full Committee at a later time.

6. At, or shortly after the end of each fiscal year, review with the independent auditor, the internal auditor and Company management, the audited financial statements and related opinion and costs of the audit of that year.

7. Review funding and investment policies, implementation of funding policies and investment performance of the Company’s benefit plans.

8. Provide any recommendation, certifications and reports that may be required by the NYSE or the SEC including the report of the Committee that must be included in the Company’s annual proxy statement.

9. Review and discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor.

10. Establish and oversee procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

11. Have the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties. The Company shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors, for payment of compensation to any advisers employed by the Committee and to the independent auditor employed by the Company for the purpose of rendering or issuing an audit report.

12. Ensure the rotation of the lead audit partner at least every five years.

13. Confirm with any independent auditor retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the Company in each of the five previous fiscal years of the Company and that the firm meets all legal and professional requirements for independence.

14. Discuss with management and the independent auditor the Company’s policies with respect to risk assessment and risk management.

15. Meet separately, periodically, with management, with internal auditors and with the independent auditor.

16. In consultation with the independent auditor, management and the internal auditors, review the integrity of the Company’s financial reporting process.

17. Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

18. Review with the independent auditor (a) any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (b) management’s responses to such matters.

19. Review and discuss with the independent auditor the responsibility, budget and staffing of the Company’s internal audit function.

20. Set clear hiring policies for employees or former employees of the independent auditor. At a minimum, these policies should provide that any registered public accounting firm may not provide audit services to the Company if the CEO, Controller, CFO, Chief Accounting Officer or any person serving in an equivalent capacity for the Company was employed by the registered public accounting firm and participated in the audit of the Company within one year of the initiation of the current audit.

21. Report regularly to the Board of Directors. Such report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

22. Perform a review and evaluation, at least annually, of the performance of the Committee. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

APPENDIX C

AGILENT TECHNOLOGIES, INC.

1999 STOCK PLAN

(Amendment and Restatement, Effective May 21, 2002)

1.     Purposes of the Plan. The purpose of this 1999 Stock Plan is to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the stockholder’s interest and share in the Company’s success.

2.     Definitions. As used herein, the following definitions shall apply:

(a)     “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)     “Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

(c)     “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. federal and state laws, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan.

(d)     “Award” means a Cash Award, Stock Award, SAR, or Option granted in accordance with the terms of the Plan.

(e)     “Awardee” means the holder of an outstanding Award.

(f)     “Award Agreement” means a written or electronic agreement between the Company and an Awardee evidencing the terms and conditions of an individual Award. The Award Agreement is subject to the terms and conditions of the Plan.

(g)     “Board” means the Board of Directors of the Company.

(h)     “Cash Awards” means cash awards granted pursuant to Section 13 of the Plan.

(i)     “Code” means the United States Internal Revenue Code of 1986, as amended.

(j)     “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(k)     “Common Stock” means the common stock of the Company.

(l)     “Company” means Agilent Technologies, Inc., a Delaware corporation.

(m)    “Consultant” means any person, including an advisor, engaged by the Company or a Subsidiary to render services to such entity or any person who is an employee, advisor, director or consultant of an Affiliate.

(n)     “Director” means a member of the Board.

(o)     “Employee” means a regular employee of the Company or any Subsidiary, including Officers and Directors, who is treated as an employee in the personnel records of the Company or its Subsidiary for the relevant period, but shall exclude individuals who are classified by the Company or its Subsidiary as (A) leased from or otherwise employed by a third party, (B) independent contractors, or (C) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise. An Awardee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or its Subsidiary or (ii) transfers between locations of the Company or between the Company, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(p)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)     “Fair Market Value” means, as of any date, the average of the highest and lowest quoted sales prices for such Common Stock as of such date (or if no sales were reported on such date, the average on the last preceding day a sale was made) as quoted on the stock exchange or a national market system, with the highest trading volume, as reported in such source as the Administrator shall determine.

(r)     “Grant Date” means the date selected by the Administrator, from time to time, upon which Awards are granted to Participants pursuant to this Plan.

(s)     “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t)     “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(u)     “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(v)     “Option” means a stock option granted pursuant to the Plan. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

(w)     “Participant” means an Employee, Director or Consultant.

(x)     “Plan” means this 1999 Stock Plan, as amended and restated effective May 21, 2002.

(y)     “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of a Stock Award under Section 12 of the Plan.

(z)     “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(aa)    “SAR” means a stock appreciation right granted pursuant to Section 11 of the Plan.

(bb)    “Stock Awards” means right to purchase or receive Common Stock pursuant to Section 12 of the Plan.

(cc)    “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.     Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 112,800,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. Preferred stock may be issued in lieu of Common Stock for Awards.

If an Award expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto, if any, shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4.     Administration of the Plan.

(a)     Procedure.

(i)     Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Participants.

(ii)     Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)    Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)    Other Administration. The Board may delegate to the Executive Committee of the Board (the “Executive Committee”) the power to approve Awards to Participants who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code.

(b)     Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)     to select the Participants to whom Awards may be granted hereunder;

(ii)    to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iii)   to approve forms of agreement for use under the Plan;

(iv)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(v)    to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vi)   to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements, (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign tax laws, regulations and practice;

(vii)   to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

(viii)  to modify or amend each Award, including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan, provided, however, that any such amendment is subject to Section 16(c) of the Plan and may not impair any outstanding Award unless agreed to in writing by the Awardee;

(ix)     to allow Awardees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market

Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Awardee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)     to authorize conversion or substitution under the Plan of any or all outstanding stock options held by optionees of an entity acquired by the Company (the “Conversion Options”). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Options may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Options shall have the same terms and conditions as Options generally granted by the Company under the Plan;

(xi)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii)   to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c)     Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Awardees.

5.     Eligibility. Awards may be granted to Participants, provided, however, that Incentive Stock Options may be granted only to Employees.

6.     Limitations.

(a)     Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)     For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave an Awardee’s employment with the Company shall be deemed terminated for Incentive Stock Option purposes and any Incentive Stock Option held by the Awardee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three (3) months thereafter.

(c)     No Participant shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving a Participant the right to continue in the employ of the Company, its Subsidiaries or Affiliates. Further, the Company, its Subsidiaries and Affiliates

expressly reserve the right, at any time, to dismiss a Participant at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

(d)     The following limitations shall apply to grants of Options and SARs:

(i)     No Participant shall be granted, in any fiscal year of the Company, Options to purchase or SARs for more than 1,000,000 Shares.

(ii)     In connection with his or her initial service, a Participant may be granted Options to purchase or SARs for up to an additional 1,000,000 Shares which shall not count against the limit set forth in subsection (i) above.

(iii)    The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(iv)    If an Option or SAR is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 15), the cancelled Option or SAR will be counted against the limits set forth in subsections (i) and (ii) above.

(v)     SARs to be granted under this Plan shall not exceed 5% of the total shares reserved for issuance under the Plan;

(vi)    No more than 10% of the total shares reserved for issuance under the Plan will constitute Stock Awards granted under this Plan;

(vii)   No more than 20% of the total shares reserved for issuance under the Plan will constitute Nonstatutory Stock Options, with an exercise price less than Fair Market Value on the Grant Date, granted under this Plan; and

(viii)  Nonstatutory Stock Option with an exercise price less than Fair Market Value on the Grant Date shall not be granted to any Officer.

7.     Term of Plan. Subject to Section 21 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.

8.     Term of Award. The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement.

9.     Option Exercise Price and Consideration.

(a)     Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)     In the case of an Incentive Stock Option the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

(ii)     In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than seventy-five per cent (75%) of the Fair Market Value per Share on the Grant Date. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

(iii)    Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Options (as defined in Section 4(b)(x)) may be granted with a per Share exercise price of less than 75% of the Fair Market Value per Share on the Grant Date.

(iv)    Other than in connection with a change in the Company’s capitalization (as described in Section 15(a), Options may not be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of such Incentive Stock Options or Nonstatutory Stock Options.

(b)     Vesting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(c)     Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the Grant Date. Acceptable forms of consideration may include:

(i)     cash;

(ii)    check or wire transfer (denominated in U.S. Dollars);

(iii)   other Shares which (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Awardee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)    consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(v)    any combination of the foregoing methods of payment; or

(vi)    such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10.    Exercise of Option.

(a)     Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement. No Option may be exercised during any leave of absence other than an approved personal or medical leave with an employment guarantee upon return. An Option shall continue to vest during any authorized leave of absence and such Option may be exercised to the extent vested upon the Awardee’s return to active employment status. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, (ii) full payment for the Shares with respect to which the related Option is exercised, and (iii) with respect to Nonstatutory Stock Options, payment of all applicable withholding taxes due upon such exercise.

Shares issued upon exercise of an Option shall be issued in the name of the Awardee or, if requested by the Awardee, in the name of the Awardee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)     Termination of Employment. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Employee, other than as a result of circumstances described in Sections 10(c), (d), (e) and (f) below, the Awardee’s unvested Option shall terminate immediately upon the Awardee’s termination. On the date of the Awardee’s termination of employment, the Shares covered by the unvested portion of his or her Option shall revert to the Plan.

Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Employee, other than as a result of circumstances described in Sections 10(c), (d), (e) and (f) below, the Awardee’s vested Option shall be exercisable for 3 months after the Awardee’s termination, or if earlier, the expiration of the term of such Option. If the Awardee does not exercise his or her vested Option within the appropriate exercise period set forth above, the Option shall automatically terminate, and the Shares covered by such Option shall revert to the Plan.

(c)     Disability or Retirement of Awardee. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Employee as a result of the Awardee’s total and permanent disability or retirement due to age, in accordance with the Company’s or its Subsidiaries’ retirement policy, all unvested Options shall immediately vest and the Awardee may exercise his or her Option within three (3) years of the date of such disability or retirement for a Nonstatutory Stock Option, within three (3) months of the date of such disability or retirement for an Incentive Stock Option, or if earlier, the expiration of the term of such Option. If the Awardee does not exercise his or her Option within the time specified herein, the Option shall automatically terminate, and the Shares covered by such Option shall revert to the Plan.

(d)     Death of Awardee. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee dies while an Employee, all unvested Options shall immediately vest and all Options may be exercised for one (1) year following the Awardee’s death, or if earlier, the expiration of the term of such Option. The Option may be exercised by the beneficiary designated by the Awardee (as provided in Section 17), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Option under the Awardee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall automatically terminate, and the Shares covered by such Option shall revert to the Plan.

(e)     Voluntary Severance Incentive Program and Workforce Management Program. If an Awardee ceases to be an Employee as a result of participation in the Company’s or its Subsidiaries’ voluntary severance incentive program approved by the Board or Executive Committee, all unvested Options shall immediately vest and all outstanding Options shall be exercisable for three (3) months following the Awardee’s termination (or such other period of time as provided for by the Administrator) or if earlier, the expiration of the term of such Option. If, after termination, of Awardee’s employment the Awardee does not exercise his or her Option within the time specified herein, the Option shall automatically terminate, and the Shares covered by such Option shall revert to the Plan.

If an Awardee ceases to be an Employee as a result of participation in the Company’s Workforce Management Program, all unvested Options or SARs granted after August 28, 2001, shall immediately vest and all outstanding Options or SARs shall be exercisable for three (3) months following the Awardee’s termination or if earlier, the expiration of the term of such Option or SAR. If, after termination, of Awardee’s employment the Awardee does not exercise his or her Option or SAR within the time specified herein, the Option or SAR shall automatically terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

(f)     Divestiture. If an Employee ceases to be a Participant because of a divestiture of the Company, the Administrator may, in its sole discretion, make such Employee’s outstanding Options fully vested and exercisable and provide that such Options remain exercisable for a period of time to be determined by the Administrator. The determination of whether a divestiture will occur shall be made by the Administrator in its sole discretion. If, after the close of the divestiture, the Awardee does not exercise his or her Option within the time specified herein, the Option shall automatically terminate and the shares covered by such Option shall revert to the Plan.

(g)     Buyout Provisions. At any time, the Administrator may, but shall not be required to, offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Awardee at the time that such offer is made.

11.   SARs.

(a)     General. The Administrator may grant SARs to Participants subject to the terms and conditions not inconsistent with the Plan and determined by the Administrator. The terms and conditions shall be provided for in the Award Agreement which may be delivered in writing or electronically. SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Award Agreement.

(b)     Exercise. Upon the exercise of a SAR, in whole or in part, an Awardee shall be entitled to a cash payment in an amount equal to the difference between the Fair Market Value of a fixed number of shares of Common Stock covered by the exercised portion of the SAR on the date of such exercise, over the Fair Market Value of the Common Stock covered by the exercised portion of the SAR on the Grant Date; provided, however, that the Administrator may place limits on the aggregate amount that may be paid upon the exercise of a SAR. The Company’s obligation arising upon the exercise of a SAR will be paid in cash.

(c)     Method of Exercise. A SAR shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the SAR by the person entitled to exercise the SAR. The SAR shall cease to be exercisable to the extent it has been exercised.

(d)     Termination of Employment. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Employee, other than as a result of circumstances described in Sections 11(e) and (f) below, the Awardee’s unvested SAR, shall terminate immediately upon the Awardee’s termination.

Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Employee, other than as a result of circumstances described in Sections 11(e) and (f) below, the Awardee’s vested SAR shall be exercisable for 3 months after the Awardee’s termination, or if earlier, the expiration of the term of such SAR.

(e)     Disability or Retirement of Awardee. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Employee as a result of the Awardee’s total and permanent disability or retirement due to age, in accordance with the Company’s or its Subsidiaries’ retirement policy, the Award shall immediately vest. The Awardee may exercise his or her SAR within three (3) three years following the Awardee’s total and permanent disability or retirement or, if earlier, the expiration of the term of such SAR. If the Awardee fails to exercise his or her SAR within the specified time period, the SAR shall terminate.

(f)     Death of Awardee. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee dies while an Employee, the SAR shall immediately vest and be exercisable for (1) one year following the Awardee’s death or, if earlier, the expiration of the term of such SAR. The SAR may be exercised by the beneficiary designated by the Awardee (as provided in Section 17), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the SAR under the Awardee’s will or the laws of descent or distribution. If the SAR is not so exercised within the specified time period, the SAR shall terminate.

(g)     Buyout Provisions. At any time, the Administrator may, but shall not be required to, offer to buy out for a payment in cash or Shares, SAR previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Awardee at the time that such offer is made.

12.   Stock Awards.

(a)     General. Stock Awards may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Administrator determines that it will offer a Stock Award under the Plan, it shall advise the Awardee in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions related to the offer, including the number of Shares that the Awardee shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Awardee must accept such offer. The offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator. The Administrator will require that all shares subject to a right of repurchase or forfeiture be held in escrow until such repurchase right or risk of forfeiture lapses. The grant or vesting of a stock award may be made contingent on achievement of performance conditions, including net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, individual performance, earnings per share, return on assets, return on equity, and other financial objectives, customer satisfaction indicators and guaranteed efficiency measures, each with respect to Agilent and/or an individual business unit.

(b)     Forfeiture. Unless the Administrator determines otherwise, the Award Agreement shall provide for the forfeiture of the unvested Restricted Stock upon the Awardee ceasing to be an Employee except as provided below in Sections 12(c), (d) and (e). To the extent that the Awardee purchased the Restricted Stock, the Company shall have a right to repurchase the unvested Restricted Stock at the original price paid by the Awardee upon Awardee ceasing to be a Participant for any reason, except as provided below in Sections 12(c), (d) and (e).

(c)     Disability or Retirement of Awardee. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Employee as a result of the Awardee’s total and permanent disability or retirement due to age, in accordance with the Company’s or its Subsidiaries’ retirement policy, the Award shall continue to vest, provided the following conditions are met:

(i)     The Awardee shall not render services for any organization or engage directly or indirectly in any business which, in the opinion of the Administrator, competes with, or is in conflict with the interest of, the Company. The Awardee shall be free, however, to purchase as an investment or otherwise stock or other securities of such organizations as long as they are listed upon a recognized securities exchange or traded over-the-counter, or as long as such investment does not represent a substantial investment to the Awardee or a significant (greater than 10%) interest in the particular organization. For the purposes of this subsection, a company (other than a Subsidiary) which is engaged in the business of producing, leasing or selling products or providing services of the type now or at any time hereafter made or provided by the Company shall be deemed to compete with the Company;

(ii)    The Awardee shall not, without prior written authorization from the Company, use in other than the Company’s business, any confidential information or material relating to the business of the Company, either during or after employment with the Company;

(iii)   The Awardee shall disclose promptly and assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the Awardee during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries; and

(iv)    An Awardee retiring due to age shall render, as a Consultant and not as an Employee, such advisory or consultative services to the Company as shall be reasonably requested by the Board or the Executive Committee in writing from time to time, consistent with the state of the retired Awardee’s health and any employment or other activities in which such Awardee may be engaged. For purposes of this Plan, the Awardee shall not be required to devote a major portion of time to such services and shall be entitled to reimbursement for any reasonable out-of-pocket expenses incurred in connection with the performance of such services.

(d)     Death of Awardee. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee dies while an Employee, the Stock Award shall immediately vest and all forfeiture provisions and repurchase rights shall lapse as to a prorated number of shares determined by dividing the number of whole years since the Grant Date by the number of whole years between the Grant Date and the date that the Stock Award would have fully vested (as provided for in the Award Agreement). The vested portion of the Stock Award shall be delivered to the beneficiary designated by the Awardee (as provided in Section 17), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to receive the vested Stock Award under the Awardee’s will or the laws of descent or distribution.

(e)     Voluntary Severance Incentive Program. If an Awardee ceases to be an Employee as a result of participation in the Company’s or its Subsidiaries’ voluntary severance incentive program approved by the Board or Executive Committee, the Stock Award shall immediately vest and all forfeiture provisions and repurchase rights shall lapse as to a prorated number of shares determined by dividing the number of whole years since the Grant Date by the number of whole years between the Grant Date and the date that the Stock Award would have fully vested (as provided for in the Award Agreement).

(f)     Rights as a Shareholder. Unless otherwise provided for by the Administrator, once the Stock Award is accepted, the Awardee shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her acceptance of the Stock Award is entered upon the records of the duly authorized transfer agent of the Company.

13.    Cash Awards. Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Administrator determines that it will offer a Cash Award, it shall advise the Awardee in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award.

14.    Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by the beneficiary designation, will or by the laws of descent or distribution and may be exercised, during the lifetime of the Awardee, only by the Awardee. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

15.    Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)     Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number and kind of shares of Common Stock covered by each outstanding Award, and the number and kind of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)     Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Awardee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Option or SAR to be fully vested and exercisable until ten (10) days prior to such transaction. In addition, the Administrator may provide that any restrictions on any Award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed transaction.

(c)     Merger or Asset Sale. In the event there is a change of control of the Company, as determined by the Board, the Board may, in its discretion, (A) provide for the assumption or substitution of, or adjustment to, each outstanding Award (B) accelerate the vesting of Options and SARs and terminate any restrictions on Cash Awards or Stock Awards or (C) provide for the cancellation of Awards for a cash payment to the Awardee.

16.    Amendment and Termination of the Plan.

(a)     Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)     Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)     Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Awardee and the Administrator, which agreement must be in writing and signed by the Awardee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

17.    Designation of Beneficiary.

(a)     An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with Hewlett-Packard Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee.

(b)     Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award.

18.    Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

19.    Inability to Obtain Authority. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.    Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

21.    Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months of the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

22.    Notice. Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

23.    Governing Law. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

24.    Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards of

Shares under this Plan, any such accounts will be used merely as a bookkeeping convenience. Except for the holding of Restricted Stock in escrow pursuant to Section 12, the Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Awardee with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation, which may be created by this Plan.

Addendum to the Agilent Technologies, Inc. 1999 Stock Plan

Pursuant to Section 4(b)(vi) of the Plan the following modifications to the Plan will apply in the countries as set forth below:

AUSTRALIA

Pursuant to Section 4(b)(vi) of the Plan the following modifications to the Plan will apply in Australia:

(1)     Purpose

This Addendum (the “Australian Addendum”) to the Agilent Technologies, Inc 1999 Stock Plan (the “U.S. Plan”) is hereby adopted to set forth certain rules which, together with the provisions of the U.S. Plan which are not modified hereby, shall govern the operation of the Plan with respect to Australian-resident employees of Agilent Technologies, Inc. (“Agilent”) and its Australian subsidiaries (the “Australian Subsidiaries”). The Plan is intended to comply with the provisions of the Corporations Act 2001, ASIC Policy Statement 49 and any ASIC exemption instrument issued pursuant to that Policy Statement.

(2)     Definitions

Except as set forth below, capitalised terms used herein shall have the meaning ascribed to them in the U.S. Plan. In the event of any conflict between these provisions and the U.S. Plan, these provisions shall prevail.

For the purposes of this Australian Addendum:

“Agilent” means Agilent Technologies, Inc.

“ASIC” means the Australian Securities and Investments Commission;

“Australian Offerees” means all persons to whom an offer or invitation of shares of Common Stock in Agilent is made in Australia under the Plan;

“Common Stock” means the shares of common stock of Agilent;

“Company” means Agilent or its duly authorised Australian Subsidiaries;

“Options” means options to acquire shares of common stock in Agilent;

“Plan” means collectively the U.S. Plan and the Australian Addendum; and

“U.S. Plan” means the Agilent Technologies, Inc. 1999 Stock Plan.

(3)     Australian Offerees

The offer under the Plan must be extended only to Australian Offerees who at the time of the offer are full or part-time employees or directors of the Company.

(4)     No Contribution Plan or Trust

The offer under the Plan must not involve a contribution plan or any offer, issue or sale being made through a trust.

(5)     Form of Awards

Only Common Stock and Options to acquire Common Stock shall be awarded to Australian-resident employees under the Plan. All Options will be granted to Australian Offerees at no cost to them.

(6)     Australian Offer Document

(6.1)     Copy of Plan

The offer must be in writing and must include or be accompanied by a copy of the rules of the Plan. A document describing certain terms of offers of Options (the “Offer Document”) will be distributed to Australian Offerees.

(6.2)     Australian Dollar Equivalent of Exercise Price

The Offer Document must specify the Australian dollar equivalent of the exercise price of the Options at the date of the offer.

(6.3)     Updated Pricing Information

The Offer Document must include an undertaking that, and an explanation of the way in which, the Company will, during the option term and within a reasonable period of an offeree so requesting, make available to the Australian Offeree the Australian dollar equivalent of the current market price of the shares of Common Stock and the Australian dollar equivalent of the exercise price for the Options, as at the date of the offeree’s request.

For the purposes of this clause 6.3, the current market price of a share of Common Stock shall be taken as the price published by the operator of the New York Stock Exchange as the final price for the previous trading day. Please note that for Australian tax purposes, market value is defined differently, as described in the Offer Document.

(7)     Exchange Rate for Australian Dollar Equivalent of a Price

For the purposes of clauses 6.2 and 6.3, the Australian dollar equivalent of the exercise price for the Options and current market price for a share of Common Stock shall be calculated by reference to the Australian/U.S. dollar exchange rate published by an Australian bank on the preceding business day.

(8)     Loan or Financial Assistance

If the Company offers an Australian Offeree any loan or other financial assistance for the purpose of acquiring the Common Stock to which the offer relates, the Offer Document must disclose the conditions, obligations and risks associated with such loan or financial assistance.

(9)     Restriction on Capital Raising: 5% limit

In the case of any offer or invitation of unissued shares of Common Stock or Options for issue, the number of shares of Common Stock that are the subject of the offer or invitation to Australian residents or to be received on exercise of an Option must not exceed 5% of the total number of issued shares in that class of Agilent as at the time of the offer or invitation.

In calculating the number of shares, the following must be counted:

(a)     the number of shares of Common Stock in the same class which would be issued to Australian residents were each outstanding offer or invitation or Option to acquire unissued shares of Common Stock, being an offer or invitation made or Option acquired pursuant to an employee share scheme extended only to employees (including directors) of Agilent and its associated bodies corporate, to be accepted or exercised (as the case may be); and

(b)     the number of shares of Common Stock in the same class issued to Australian residents during the previous five years pursuant to the employee share scheme or any other employee share scheme extended only to employees (including directors) of Agilent and its associated bodies corporate.

In calculating the number of shares of Common Stock for the purposes of this paragraph 9, shares of Common Stock offered in the following circumstances shall be disregarded:

(a)     offers to people situated outside Australia at the time of the offer;

(b)     offers that were excluded offers or invitations within the meaning of the Corporations Law as it stood prior to 13 March 2000; and

(c)     offers that did not require disclosure to investors pursuant to Section 708 of the Corporations Act 2001.

(10)    Lodgment of Offer Document with the ASIC

A copy of the Offer Document (which need not contain details of the offer particular to the offeree or the identity or entitlement of the offeree) and each accompanying document shall be filed with ASIC no later than seven days after the provision of that material to the Australian Offerees.

(11)    Compliance with Undertakings

The Company must comply with any undertaking required to be made in the Offer Document, including the undertaking to provide updated pricing information on request.

*   *    *   *   *

BRAZIL

All stock options granted in Brazil will only be exercisable using the cashless exercise method. Both full cashless exercise (proceeds remitted in cash) and partial cashless exercise (proceeds remitted in stock) may be permitted. Cash exercises are prohibited.

CHINA

All stock options granted in China will only be exercisable using the cashless exercise method. Only full cashless exercise (proceeds remitted in cash) will be permitted. Cash exercises are prohibited.

FRANCE

All options granted in France shall be subject to the additional terms and conditions of the Agilent Technologies, Inc. Sub-Plan for French Employees.

INDIA

All options granted in India shall be subject to the additional terms and conditions of the Agilent Technologies, Inc. India Cashless Stock Option Sub-Plan.

ITALY

All stock options granted in Italy will only be exercisable using the cashless exercise method. Only full cashless exercise (proceeds remitted in cash) will be permitted. Cash exercises are prohibited.

SWITZERLAND

Notwithstanding Section 8 herein, options granted in Switzerland shall have a term of ten (10) years and six (6) months.

PROXY

Agilent Technologies, Inc.

Annual Meeting of Stockholders – March 4, 2003

This Proxy is solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Edward W. Barnholt and D. Craig Nordlund, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Common Stock of Agilent Technologies, Inc. held of record by the undersigned on January 6, 2003, at the Annual Meeting of Stockholders to be held on Tuesday, March 4, 2003 , or any adjournment thereof.

IMPORTANT — This Proxy must be signed and dated on the reverse side.

Address Changes/Comments:

(If you noted any address changes/comments above, please mark corresponding box on other side.)

(Continued and to be voted on reverse side.)

If you vote by telephone or the Internet, DO NOT mail back the proxy card.
THANK YOU FOR VOTING!

YOU CAN VOTE YOUR SHARES BY
TELEPHONE OR INTERNET!
QUICK « EASY « IMMEDIATE « AVAILABLE 24 HOURS A DAY «
7 DAYS A WEEK

AGILENT TECHNOLOGIES, INC. encourages you to take advantage of convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the 2003 proxy statement and then follow these easy steps:

VOTE BY INTERNET — www.proxyvote.com
 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
 Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Agilent Technologies, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	AGTEC1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

AGILENT TECHNOLOGIES, INC.

The Board of Directors Recommends a Vote “FOR” the listed nominees.

Election of Directors
		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
Nominees:	01) Edward W. Barnholt 02) Robert J. Herbold
		☐	☐	☐

Vote on Proposals
		For	Against	Abstain
The Board of Directors Recommends a Vote “FOR” the following proposals.
2.	The ratification of the appointment of independent accountants PricewaterhouseCoopers LLP.	☐	☐	☐

3.	The approval of an amendment to the Agilent Technologies, Inc. 1999 Stock Plan (the “Stock Plan”) to permit the exchange of options issued under the Stock Plan having an exercise price greater than $25.00 for a lesser number of new options to be granted at least six months and one day from the cancellation of the surrendered options	☐	☐	☐

In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

HOUSEHOLDING ELECTION

Mark “FOR” to enroll this account to receive certain future investor communications in a single package per household. Mark “AGAINST” if you do not want to participate. See enclosed notice.	For	Against

To change your election in the future, call 1-800-542-1061.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date

If you have Address Change or Comments, please check the box to the right, and note on the reverse side.	☐

If you plan on attending the Annual Meeting, please check the box to the right.	☐

Signature (Joint Owners)	Date